PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION DATED NOVEMBER 13, 2026

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Lindsay Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be
Held on January 5, 2027. The Proxy Statement for this Annual Meeting and Annual Report are available online by using your credentials at http://www.proxyvote.com.

The Fiscal 2027 Annual Meeting of Stockholders (the "Annual Meeting") of Lindsay Corporation (the “Company”) will be held:

Where:

As a Virtual Meeting at www.virtualshareholder
meeting.com/LNN2027

When:

Tuesday, January 5, 2027, at 8:30 a.m., Central Standard Time

ITEMS OF BUSINESS

1.
Elect three (3) directors for terms ending at the Fiscal 2030 Annual Meeting of Stockholders.
2.
Ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending August 31, 2027.
3.
Take a non-binding vote on a resolution to approve the compensation of the Company's Named Executive Officers.
4.
Approval of the amendment to the Company's Certificate of Incorporation to declassify our Board of Directors.
5.
Approval of the amendment to the Company's By-laws to declassify our Board of Directors.
6.
Transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

Notice of Annual Meeting of Stockholders

A Proxy Statement setting forth important information with respect to each of the matters being submitted to the stockholders is enclosed with this Notice of Annual Meeting.
By Internet

To access and participate in the Annual Meeting, you will need the 16-digit control number provided on your proxy card or through your broker or other nominee if you hold shares in "street name." You will be able to attend, vote and submit questions virtually during the Annual Meeting by visiting www.virtualshareholdermeeting.com/LNN2027. There will be no physical Annual Meeting location for stockholders to attend. You may begin to log in to the meeting platform at 8:20 a.m., Central Standard Time, on January 5, 2027, and the Annual Meeting will begin promptly at 8:30 a.m., Central Standard Time.

By Telephone

Only stockholders holding shares of the Company's common stock of record at the close of business on November 9, 2026 are entitled to notice of, and to vote at, the Annual Meeting. The Board of Directors is soliciting proxies to vote on behalf of all stockholders, whether or not they expect to be present at the Annual Meeting. Each stockholder is encouraged to vote by proxy on the internet or by telephone as instructed on the enclosed proxy card or by completing the enclosed proxy card and mailing it in the return envelope enclosed for that purpose. Even if you vote by proxy on the internet, by telephone or by mail, you may revoke your proxy at any time prior to the Annual Meeting, and stockholders who are present at the Annual Meeting may withdraw their proxies and vote virtually.

By Proxy Card

By Order of the Board of Directors
/s/ Eric R. Arneson
Eric R. Arneson, Secretary

Omaha, Nebraska
November [●], 2026

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER SOLICITATION FOR PROXIES TO ENSURE A QUORUM AT THE ANNUAL MEETING.

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION DATED NOVEMBER 13, 2026

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION DATED NOVEMBER 13, 2026

PROXY STATEMENT SUMMARY

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION DATED NOVEMBER 13, 2026

Proxy Statement Summary

This Proxy Statement Summary is furnished to assist in your review of the matters to be acted upon at the Fiscal 2027 Annual Meeting of Stockholders (the "Annual Meeting") of Lindsay Corporation (the "Company"). The following information is only a summary, and you should read the entire Proxy Statement before voting. For more complete information on these topics, please review the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 2026 and this Proxy Statement.

Voting Items

	Board Recommendation	Page
Proposal 1 – Election of three (3) directors	FOR all nominees	4
Proposal 2 – Ratification of appointment of independent registered public accounting firm for fiscal 2027	FOR	45
Proposal 3 – Advisory vote on executive compensation	FOR	46
Proposal 4 – Approval of the amendment to the Company's Certificate of Incorporation to declassify our Board of Directors	FOR	47
Proposal 5 – Approval of the amendment to the Company's By-laws to declassify our Board of Directors	FOR	49

Virtual Annual Meeting

Again this year, the Company will be conducting a virtual Annual Meeting via a live webcast. The Company has been pleased with its use of this technology for recent annual meetings and continues to believe that hosting a virtual Annual Meeting enables increased stockholder attendance and participation, while reducing the costs of holding the Annual Meeting. You will be able to attend the Annual Meeting online, vote your shares electronically, and submit your questions during the meeting by visiting http://www.virtualshareholdermeeting.com/LNN2027 and logging in with the 16-digit control number provided on your proxy card or through your broker or other nominee if you hold shares in "street name." If you have difficulties during the check-in time or during the Annual Meeting, technicians will be ready to assist you with any difficulties you may encounter. If you encounter any difficulties accessing the Annual Meeting, please call the technical support number that will be posted on the Annual Meeting platform's log-in page. The Company will endeavor to address as many stockholder-submitted questions as time permits that comply with the Annual Meeting's rules of conduct. The Company reserves the right to edit any inappropriate language and to exclude questions regarding topics that are not pertinent to proposals or the Company's business. Stockholders may submit questions before and during the meeting. If substantially repetitious questions are submitted, such questions may be grouped together and a single response may be provided to avoid repetition in the interest of time and fairness to all stockholders.

Fiscal 2026 Highlights

Fiscal 2026 presented one of the more challenging operating environments the Company has faced in recent years. Despite challenging agricultural market conditions in North America irrigation, tightening credit conditions in Brazil, and ongoing uncertainty surrounding global trade policy, the Company's focus on innovation, operational efficiency, and delivering large-scale solutions enabled the Company to protect margins, deliver continued growth in the Company's road safety business, advance transformative international irrigation projects, and return meaningful capital to stockholders. Our employees remained focused on controllable variables, positioning the Company for continued leadership in irrigation and infrastructure solutions that conserve natural resources, expand our world's potential, and enhance the quality of life for people around the world.

i

PROXY STATEMENT SUMMARY

Key highlights from fiscal 2026 include:

•
Significant Commercial Achievements.
•
The Company continued to execute on its landmark multi-year irrigation supply agreement in the Middle East and North Africa ("MENA") region while expanding its presence in the region. The Company continued to successfully deliver on its multi-year commitment to provide over $100 million in ZimmaticTM irrigation systems and FieldNETTM remote management and scheduling technology to a MENA-based customer as part of the largest project in the Company's history. Additionally, the Company secured a new $80 million agreement to supply additional irrigation systems and remote management and scheduling technology in the first quarter of fiscal 2026 and delivered on that project throughout fiscal 2026. The Company's achievement of key milestones further demonstrates the Company's ability to not only compete and win in critical growth geographies, but also to successfully execute large-scale, complex irrigation projects that address pressing water and food security needs. The Company remains focused on driving measurable impact for customers and communities and leveraging its pedigree to drive continued expansion in attractive international growth markets.
•
Solid sales revenues for the Company's road safety products highlight sustained growth in the Company's infrastructure business. Excluding the impacts of a large Road Zipper System project of approximately $20 million that did not repeat from the prior fiscal year, Infrastructure revenues increased by over $6 million, or 7%, compared to fiscal 2025. Road safety product sales increased approximately $12 million, or 21%, compared to fiscal 2025.
•
Commitments to Growth and Innovation.
•
The Company announced the addition of the Road RunnerTM truck-mounted attenuator and the AlphaGuardTM barrier system to its suite of innovative Infrastructure products. The latest innovations in the Company's Infrastructure products portfolio reflect the Company's unwavering commitment to advancing technologies that safeguard lives and improve roadway efficiency.
•
The Company continued to execute on its investment of over $90 million to modernize and expand its largest global manufacturing facility in Lindsay, Nebraska. Construction efforts are underway as this investment, the largest in the Company's history, is in the process of transforming the Company's operations through automation and advanced systems, improving operating efficiency, enhancing product quality, increasing adaptability and responsiveness to cyclical market needs, addressing labor availability challenges, and ultimately achieving best-in-class performance and service.
•
Delivering for Our Stockholders.

•
The Company utilized its strong balance sheet to deliver immediate returns to its stockholders while funding growth initiatives and other long-term stockholder value creation opportunities. The Company's operating performance, along with effective working capital management, resulted in free cash flow generation that exceeded net earnings for the fourth consecutive year. The Company increased its quarterly cash dividend by three percent, committing to a new annual indicated rate of $1.52 per share of common stock. The Company executed $80.7 million in opportunistic share repurchases during fiscal 2026 and, after exhausting its previous repurchase authorization in early fiscal 2026, initiated a new share repurchase program authorizing the repurchase of up to an additional $150.0 million of common stock. The Company's strong balance sheet enables the Company to deliver such immediate returns to stockholders while continuing to allocate capital to high-value organic and inorganic investments aimed at fortifying the Company's position as a market leader in its core segments.
•
Prioritizing Our Employees.
•
The Company prioritized its focus on people and safety. Members of the Company's Board of Directors, alongside the Company's President and Chief Executive Officer, traveled to select overseas locations to engage directly with employees and partners in key regions. These visits reinforced the Company's belief that strong connections across borders create stronger outcomes. The Company's culture of safety also continued to advance, as demonstrated by another meaningful year-over-year decline in its total recordable incident rate.

ii

PROXY STATEMENT FOR FISCAL 2027 ANNUAL MEETING OF STOCKHOLDERS

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION DATED NOVEMBER 13, 2026

Proxy Statement for

Fiscal 2027 Annual Meeting of Stockholders

This Proxy Statement is furnished in connection with the solicitation of proxies for use at the Fiscal 2027 Annual Meeting of Stockholders (the "Annual Meeting") of Lindsay Corporation (the "Company") to be held virtually via a live webcast on Tuesday, January 5, 2027, at the time, on the website and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Only record holders of the Company's common stock at the close of business on November 9, 2026 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting.

The accompanying proxy is solicited on behalf of the Board of Directors of the Company and is revocable at any time before it is exercised by written notice of revocation delivered to the Secretary of the Company or by filing a later dated proxy with him. Furthermore, stockholders who are present at the Annual Meeting may withdraw their proxies and vote virtually. All shares of the Company's common stock represented by properly executed and unrevoked proxies will be voted by the persons named as proxies on the proxy card in accordance with the directions given therein. Where no instructions are indicated, proxies will be voted in accordance with the recommendation of the Board of Directors with respect to each of the proposals set forth in this Proxy Statement for consideration at the Annual Meeting. The holders of a majority of the stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy shall constitute a quorum at the Annual Meeting. Shares of common stock entitled to vote and represented by properly executed, returned and unrevoked proxies will be considered present at the Annual Meeting for purposes of establishing a quorum, including shares with respect to which votes are withheld or abstentions are cast.

The principal executive offices of the Company are located at 18135 Burke Street, Suite 100, Omaha, Nebraska 68022.

This Proxy Statement and the proxy card are first being made available to stockholders on or about November [●], 2026.

Voting Securities and Beneficial Ownership Thereof by Principal Stockholders,
Directors and Officers

As of the Record Date, there were 10,188,721 shares of the Company's common stock issued and outstanding. Each share of common stock is entitled to one vote upon each matter to be voted on at the Annual Meeting. There is no cumulative voting with respect to the election of directors.

The table below sets forth, as of the Record Date, the beneficial ownership of the Company's common stock by each director, by each nominee to become a director, by each of the executive officers named in the Summary Compensation Table (the "Named Executive Officers" or "NEOs"), and by all current executive officers and directors of the Company as a group. The shares beneficially owned by executive officers and directors of the Company represent approximately 0.6% of the total shares outstanding on the Record Date and entitled to vote at the Annual Meeting. The Board of Directors believes that all of such shares currently issued and outstanding will be present at the Annual Meeting and will be voted in accordance with the recommendation of the Board of Directors with respect to each proposal being considered at the Annual Meeting. The table below also sets forth the beneficial ownership of the Company's common stock by each other stockholder believed by the Company to beneficially own more than 5% of the outstanding shares of the Company's common stock based on a review of reports on Schedule 13D and Schedule 13G filed with the Securities and Exchange Commission (the "SEC") with respect to the Company's common stock.

Beneficial ownership of the Company's common stock is determined under the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Shares of common stock subject to options currently exercisable or exercisable within 60 days of the Record Date and restricted stock units that will be settled into shares of common stock within 60 days of the Record Date are deemed to be outstanding and beneficially owned by the person, but such shares are not actually outstanding and may not be voted at the Annual Meeting.

PROXY STATEMENT FOR FISCAL 2027 ANNUAL MEETING OF STOCKHOLDERS

Name	Number of Shares Beneficially Owned(1)		Percent of Class

Executive Officers, Directors, and Director Nominees
Robert E. Brunner, Director and Chairperson of the Board	8,750	(2)	*
Michael N. Christodolou, Director	15,822		*
Pablo Di Si, Director	6,034	(3)	*
Jahidul H. Khandaker, Director	1,335	(4)	*
Mary A. Lindsey, Director	6,808	(2)	*
Consuelo E. Madere, Director	7,668	(2)	*
David B. Rayburn, Director	10,799		*
Marvin E. Washington, Director Nominee	—		—
Randy A. Wood, Director, President and Chief Executive Officer	99,704	(5)	*
Samuel S. Hinrichsen, Former Senior Vice President and Chief Financial Officer(6)	—		—
Brian J. Magnusson, President — Irrigation	9,171	(5)	*
J. Scott Marion, President — Infrastructure	21,513	(5)	*
Brett R. Coburn, Vice President and Chief Accounting Officer	1,034		*
Brian L. Ketcham, Former Senior Vice President and Chief Financial Officer	26,782	(5)	*
Gustavo E. Oberto, Former President — Irrigation(7)	2,580		*
All current executive officers, directors, and director nominees as a group (13 persons)	188,638	(5)	1.9%
Other Stockholders
BlackRock, Inc. (8)	1,895,086		18.6%
Neuberger Berman Group LLC (9)	815,299		8.0%
Vanguard Portfolio Management (10)	664,748		6.5%
Vanguard Capital Management (11)	555,966		5.5%

* Represents less than 1% of the outstanding shares of the Company's common stock.

(1)
Each stockholder not shown as being part of a group owns all outstanding shares directly and has sole voting and investment power over such shares, or shares such power with a spouse.
(2)
Includes 3,594 restricted stock units that have vested but have been deferred pursuant to an election permitted by the Lindsay Corporation Directors Nonqualified Deferred Compensation Plan (the "Lindsay Directors Plan"). The director shall have no voting rights with respect to the shares associated with such deferred restricted stock units while they remain deferred.
(3)
Includes 5,731 restricted stock units that have vested but have been deferred pursuant to an election permitted by the Lindsay Directors Plan. The director shall have no voting rights with respect to the shares associated with such deferred restricted stock units while they remain deferred.
(4)
Includes 1,335 restricted stock units that have vested but have been deferred pursuant to an election permitted by the Lindsay Directors Plan. The director shall have no voting rights with respect to the shares associated with such deferred restricted stock units while they remain deferred.
(5)
Includes 64,680, 4,726, 14,273, 24,605, and 108,284 shares which may be acquired currently or within 60 days of the Record Date pursuant to the exercise of options by Messrs. Wood, Magnusson, Marion, and Ketcham, and the current executive officers and directors as a group, respectively. Messrs. Hinrichsen, Coburn, and Oberto do not beneficially own shares which may be acquired currently or within 60 days of the Record Date pursuant to the exercise of options.
(6)
Mr. Hinrichsen resigned as the Company's Senior Vice President and Chief Financial Officer effective August 31, 2026. Mr. Hinrichsen commenced his employment with the Company in fiscal 2026 and was not a beneficial owner of the Company's common stock prior to his employment at the Company. While Mr. Hinrichsen remains engaged to provide transition services to the Company, he will not vest in any of his outstanding equity awards in accordance with his transition agreement.
(7)
Mr. Oberto resigned as the Company's President – Irrigation effective November 30, 2025.
(8)
Based on information obtained from a Schedule 13G/A filed with the SEC on January 22, 2024 by BlackRock, Inc. ("BlackRock"). The address of BlackRock is 50 Hudson Yards, New York, New York 10001. BlackRock reported that, as of December 31, 2023, it had sole voting power with respect to 1,880,276 shares, shared voting power with respect to no shares, sole dispositive power with respect to 1,895,086 shares, and shared dispositive power with respect to no shares. The number and percentage of shares held by BlackRock may have changed since the filing of BlackRock's Schedule 13G/A.

PROXY STATEMENT FOR FISCAL 2027 ANNUAL MEETING OF STOCKHOLDERS

(9)
Based on information obtained from a Schedule 13G/A filed with the SEC on February 13, 2024 by Neuberger Berman Group LLC ("Neuberger"). The address of Neuberger is 1290 Avenue of the Americas, New York, New York 10104. Neuberger reported that, as of December 31, 2023, it had sole voting power with respect to no shares, shared voting power with respect to 804,661 shares, sole dispositive power with respect to no shares, and shared dispositive power with respect to 815,299 shares. The number and percentage of shares held by Neuberger may have changed since the filing of Neuberger's Schedule 13G/A.
(10)
Based on information obtained from a Schedule 13G filed with the SEC on April 29, 2026 by Vanguard Portfolio Management ("VPM"). The address of VPM is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. VPM reported that, as of March 31, 2026, it had sole voting power with respect to 9,116 shares, shared voting power with respect to no shares, sole dispositive power with respect to 664,748 shares, and shared dispositive power with respect to no shares. The number and percentage of shares held by VPM may have changed since the filing of VPM's Schedule 13G.
(11)
Based on information obtained from a Schedule 13G filed with the SEC on April 30, 2026 by Vanguard Capital Management ("VCM"). The address of VCM is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. VCM reported that, as of March 31, 2026, it had sole voting power with respect to 80,654 shares, shared voting power with respect to no shares, sole dispositive power with respect to 555,966 shares, and shared dispositive power with respect to no shares. The number and percentage of shares held by VCM may have changed since the filing of VCM's Schedule 13G.

PROPOSAL 1 ELECTION OF DIRECTORS

Proposal 1 Election of Directors

The Company's current Certificate of Incorporation requires that the Board of Directors be divided into three classes that are elected to the Board on a staggered basis for three-year terms. At the Annual Meeting, the terms of two directors will terminate and an additional third nominee will be up for election. At the Annual Meeting, the Board will ask stockholders to vote on the election of three (3) directors, each to serve on our Board for a term of three (3) years and until his respective successor is duly elected and qualified. Accordingly, the Board of Directors, upon recommendations made by the Corporate Governance and Nominating Committee, has nominated Robert E. Brunner, Marvin E. Washington, and Randy A. Wood to serve as directors for terms ending at the Fiscal 2030 Annual Meeting.

Messrs. Brunner and Wood are current directors of the Company serving for terms that will expire as of the date of the Annual Meeting. Pursuant to the Cooperation Agreement (as described below), the Company agreed to nominate Marvin E. Washington as a candidate for election as an independent director to the Board at the Annual Meeting for a term expiring at the Fiscal 2030 Annual Meeting. Each of Messrs. Brunner, Washington, and Wood has consented to being named in this Proxy Statement and to serve as a director until the Fiscal 2030 Annual Meeting, and until his or her successor is duly elected and qualified, if elected. The Board of Directors knows of no reason why any of them might be unavailable to continue to serve, if elected. There are no arrangements or understandings between Messrs. Brunner or Wood, on the one hand, and any other person, on the other hand, pursuant to which they were nominated to serve on the Board of Directors.

The election of a director requires the affirmative vote of a plurality of the votes cast virtually or by proxy by persons entitled to vote at the Annual Meeting. Consequently, votes withheld and broker non-votes with respect to the election of directors will have no impact on the election of directors. If Mr. Brunner, Mr. Washington, or Mr. Wood is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute nominee as the Corporate Governance and Nominating Committee may recommend to the Board of Directors. Proxies cannot be voted for a greater number of persons than the three director nominees named in this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF MESSRS. BRUNNER, WASHINGTON, AND WOOD AS DIRECTORS OF THE COMPANY WITH TERMS ENDING AT THE FISCAL 2030 ANNUAL MEETING.

PROPOSAL 1 ELECTION OF DIRECTORS

Board of Directors and Committees

The following sets forth certain information regarding the directors and director nominees of the Company, including the three persons who have been nominated to serve for new terms expiring at the Fiscal 2030 Annual Meeting. Information is also provided concerning each director's and director nominee's specific experience, qualifications, attributes or skills that led the Board of Directors to conclude that each of them should serve as a director of the Company. The Board of Directors has determined that each non-employee director and nominee, Messrs. Brunner, Christodolou, Di Si, Khandaker, Rayburn, and Washington and Mses. Lindsey and Madere, are independent directors of the Company under the listing standards adopted by the New York Stock Exchange ("NYSE"). There are no family relationships between any current or nominated Company director or executive officer.

Director Qualifications, Skills, and Background

The following matrix highlights the Board of Directors' and director nominee's broad range of qualifications, skills, and perspectives, producing a balanced and well-informed mix that facilitates the Board's oversight of management and the Board's ability to address the Company's strategic opportunities and risks.

The matrix sets forth the primary factors which the Board of Directors believes are important to the Company's business and industry and which the Corporate Governance and Nominating Committee considers in connection with identifying and recommending nominees to serve as directors. While marked qualifications, skills, and experiences indicate strong expertise or experience in the applicable category or categories, the matrix does not encompass all of the directors' abilities.

The matrix also presents additional information regarding each director and director nominee's background attributes. The current Board of Directors has an average age of 64 (with ages ranging from 54 to 78) and an average tenure of 10 years of service on the Board of Directors (with tenures ranging from 1 year to 27 years). Each director brings a unique viewpoint as evidenced in part in the matrix below. Directors, nominees, and prospective nominees are not discriminated against on the basis of gender, race, religion, national origin, sexual orientation, disability, or any other basis prescribed by law.

	Brunner	Christodolou	Di Si	Khandaker	Lindsey	Madere	Rayburn	Washington	Wood

Qualifications, Skills, & Experience

Agriculture/Infrastructure/Energy Industry Experience		●	●			●			●

Global Business Experience	●		●	●	●	●	●	●	●

Public Company Senior Executive Leadership	●		●	●	●	●	●		●

Financial/Capital Markets	●	●	●		●			●

Innovation/Technology	●		●	●		●	●	●	●

Corporate Governance/Risk/Legal/Regulatory	●	●			●	●	●	●	●

Operations/Manufacturing/Supply Chain	●		●	●		●	●	●	●

Strategy	●		●			●	●	●	●

M&A	●	●	●	●	●		●	●	●

Cybersecurity				●				●

HR/Talent Management	●					●	●	●

Public Board	●	●			●	●	●		●

Background

Age	69	64	57	55	71	66	78	62	54

Board Tenure (Years)	13	27	5	1	8	9	12	0	6

Gender	M	M	M	M	F	F	M	M	M

Non-U.S. or Dual Citizenship			●						●

Independent Director	●	●	●	●	●	●	●	●

Race/Ethnicity

White/Caucasian	●	●			●		●		●

Hispanic/Latin American			●			●

South Asian				●

African American								●

Robert E. Brunner

Age: 69

Director Since: 2013

Independent

Key skills and background

•
Business management and development
•
International operations
•
Mergers and acquisitions
•
Accounting principles, internal controls and audit committee functions

Board Committee Membership • Human Resources and Compensation Committee Other Current Directorships • None Current Board Term Ends • Fiscal 2027 Annual Meeting

Marvin E. Washington Age: 62 Independent Key skills and background • Corporate strategy • International operations • Cybersecurity • Accounting principles, internal controls and audit committee functions

Board Committee Membership • None Other Current Directorships • None

NOMINEES FOR ELECTION – Terms to expire at the Fiscal 2030 Annual Meeting

Relevant experience:

•
Mr. Brunner's extensive experience in business management and development, international operations and mergers and acquisitions provides him with the relevant experience to serve on the Company's Board of Directors.

Robert E. Brunner, age 69, was an Executive Vice President of Illinois Tool Works, Inc., a diversified manufacturer of advanced industrial technology, from 2006 until his retirement in 2012. Prior to that position, Mr. Brunner was President, Global Automotive Fasteners from 2005 to 2006 and President, North American Automotive Fasteners from 2003 to 2005. Prior to that, Mr. Brunner held a variety of positions within Illinois Tool Works, Inc., including general management, operations management and sales and marketing. From 2009 to 2026, Mr. Brunner served on the Board of Directors of Leggett & Platt, Inc., a publicly held diversified manufacturer of engineered components and products, where he served as Lead Independent Director and as a member of the Human Resources and Compensation Committee and Nominating, Governance and Sustainability Committee. From 2012 to 2023, Mr. Brunner served on the Board of Directors of NN, Inc., a diversified industrial company that designs and manufactures high-precision components and assemblies on a global basis, where he served as a member of the Compensation Committee and the Governance Committee. Mr. Brunner has been a director of the Company since 2013 and also serves as the Chairperson of the Board of Directors and as a member of the Company's Human Resources and Compensation Committee.

Relevant experience:

•
Mr. Washington’s significant experience in financial statement audits, business strategy, organizational transformation and risk and cybersecurity oversight provides him with the relevant experience to serve on the Company’s Board of Directors.
•
These experiences have given Mr. Washington an understanding of accounting principles, internal controls and audit committee functions; as a result, the Board has determined that he qualifies as an audit committee financial expert.

Marvin E. Washington, age 62, was a Senior Partner, Cyber Security, Risk and Regulatory, at PricewaterhouseCoopers LLP, serving in roles of increasing responsibility from 2004 until 2024. Prior to that position, Mr. Washington was Director of Financial Reporting, Centers for Medicare and Medicaid Services at the United States Department of Health and Human Services from 2000 to 2004 and an Audit Manager at Soza and Company from 1997 to 2000. Earlier in his career, Mr. Washington held roles at Sherikon Incorporated from 1996 to 1997 and Science Applications International Corporation from 1994 to 1996. Mr. Washington currently serves as a member of the Investment Committee of the Good Science Fund and served on the Advisory Board of Spry Methods, Inc. from 2024 to 2025. Mr. Washington is a retired veteran and served as an officer for 23 years in the United States Marine Corps Reserve. Mr. Washington has been licensed as a Certified Public Accountant since 1997.

PROPOSAL 1 ELECTION OF DIRECTORS

Relevant experience:

•
Mr. Wood's extensive experience in leading domestic and international irrigation businesses enables him to provide the Board of Directors with expert advice on a wide range of issues in the industries in which the Company operates.
•
As an experienced Company executive who now serves as the Company's President and Chief Executive Officer, Mr. Wood will continue to provide the Board of Directors with valuable insight into the Company's day-to-day operations and achievements.

Randy A. Wood, age 54, is President and Chief Executive Officer of the Company and has held such position since January 2021. Mr. Wood has also been a director of the Company since January 2021 and he is the only executive officer of the Company serving on the Board of Directors. Between September 2020 and December 2020, Mr. Wood served as Chief Operating Officer of the Company. Between May 2016 and August 2020, Mr. Wood served as the Company's President – Irrigation. Between October 2013 and May 2016, Mr. Wood served as President – International Irrigation of the Company. Between February 2012 and October 2013, Mr. Wood served as Vice President – Americas / ANZ Sales and Marketing. Previously he was Vice President – North America Irrigation Sales of the Company and held such position from March 2008, when he joined the Company. Prior to March 2008, Mr. Wood spent 11 years with Case Corporation / CNH Global including roles as the Senior Director of Marketing, Case IH Tractors, and Senior Director of Sales and Marketing, Parts and Service. Mr. Wood currently serves as a member of the Board of Directors of The Manitowoc Company, Inc., a leading provider of engineered lifting solutions and a publicly traded company listed on the New York Stock Exchange.

Randy A. Wood Age: 54 Director Since: 2021 Key skills and background • Experience in leading domestic and international irrigation businesses • Building capabilities through innovation and technology

Board Committee Membership • None Other Current Directorships • The Manitowoc Company, Inc. Current Board Term Ends • Fiscal 2027 Annual Meeting

PROPOSAL 1 ELECTION OF DIRECTORS

DIRECTORS CONTINUING IN OFFICE

Relevant experience:

•
Mr. Christodolou's knowledge of the investment and capital markets and his experience as a director of public companies provide him with the relevant experience to serve on the Company's Board of Directors.
•
These experiences have given Mr. Christodolou an understanding of accounting principles, internal controls and audit committee functions; as a result, the Board has determined that he qualifies as an audit committee financial expert.

Michael N. Christodolou, age 64, is the Manager of Inwood Capital Management, LLC, an investment management firm he founded in 2000. From 1988 to 1999, Mr. Christodolou was employed by Bass Brothers/Taylor & Company, an investment firm associated with the Bass family of Fort Worth, Texas. Since 2020, Mr. Christodolou has served as a member of the Board of Directors of NETSTREIT Corp., a publicly traded REIT that acquires, owns, and manages single-tenant triple net lease e-commerce resistant retail commercial real estate, where he serves as Chair of the Audit Committee. From 2016 until it was acquired in December 2017, Mr. Christodolou served on the Board of Directors of Omega Protein Corporation, a nutritional products company. From 2015 to 2016, Mr. Christodolou served on the Board of Directors of Farmland Partners, Inc., a publicly traded REIT that acquires and owns high-quality North American farmland. Mr. Christodolou also previously served on the Board of Directors of XTRA Corporation from 1998 until 2001 when it was acquired by Berkshire Hathaway Inc. Mr. Christodolou has been a director of the Company since 1999 and served as Chairman of the Board from 2003 to January 2015. He currently serves as a member of each of the Company's Audit Committee and Corporate Governance and Nominating Committee. Mr. Christodolou has over 35 years of experience in investment management and working with the management teams and boards of public companies on matters including corporate strategy, capital allocation, and mergers and acquisitions.

Relevant experience:

•
Mr. Di Si's experience in international operations and business management and development, as well as his knowledge of corporate finance, taxation and accounting, provide him with the relevant experience to serve on the Company's Board of Directors.

Pablo Di Si, age 57, is the Chief Operating Officer of Stellantis, a leading global automaker, a position he has held since November 2026. Prior to this, Mr. Di Si served as Chief Performance Officer for Stellantis beginning in August 2026. From 2014 through November 2024, Mr. Di Si held several senior leadership roles at Volkswagen, a multinational automotive manufacturing company, serving most recently as the former President and Chief Executive Officer of Volkswagen Group of America. Mr. Di Si joined Volkswagen in 2014 as Chief Operating Officer and Chief Financial Officer of Argentina and was subsequently appointed as President and Chief Executive Officer of Argentina in 2016 and as President and Chief Executive Officer of Latin America in 2017. Mr. Di Si then served as President and Chief Executive Officer of Volkswagen Group of America and Chief Executive Officer of Volkswagen North American Region from 2022 to 2024. Prior to joining Volkswagen, Mr. Di Si held various key positions in finance, business development, and project management with CNH Global, Fiat Industrial S.p.A., Kimberly-Clark Corporation, Monsanto, and Abbott Laboratories. Since 2021, Mr. Di Si has served as a member of the Board of Directors of Copersucar, a global trader of sugar and ethanol. Since 2023, Mr. Di Si has served as an independent member of the Boards of Directors of JHSF Participações (Brazil's Bovespa "JHSF") and its parent company JHSF International. JHSF is a Brazilian luxury real estate and hotel conglomerate. Mr. Di Si has served as Chair of the Audit Committee at JHSF since June 2026. Since 2023, Mr. Di Si has served as Chairman of Autos Drive America, a trade association that represents international automakers with presences in the United States. Since 2025, Mr. Di Si has served on the Board of Trustees of Loyola University Chicago. Mr. Di Si has completed the Managing Efficient Boards program at Harvard University and the CEO Global Program at Wharton, IESE and CEIBS Business School. Mr. Di Si has been a director of the Company since 2022 and currently serves as Chairperson of the Company's Corporate Governance and Nominating Committee and as a member of the Company’s Human Resources and Compensation Committee.

Michael N. Christodolou

Age: 64

Director Since: 1999

Independent

Key skills and background

•
Investment management
•
Corporate strategy
•
Capital allocation
•
Mergers and acquisitions
•
Capital markets
•
Accounting principles, internal controls and audit committee functions

Board Committee Membership

•
Audit Committee (financial expert)
•
Corporate Governance and Nominating Committee

Other Current Directorships

•
NETSTREIT Corp.

Current Board Term Ends

•
Fiscal 2029 Annual Meeting

Pablo Di Si Age: 57 Director Since: 2022 Independent Key skills and background • International operations • Business management and development • Knowledge of corporate finance, taxation and accounting

Board Committee Membership

•
Corporate Governance and Nominating Committee (Chair)
•
Human Resources and Compensation Committee

Other Current Directorships

•
Copersucar
•
JHSF Participações, S.A. and JHSF International

Current Board Term Ends

•
Fiscal 2028 Annual Meeting

PROPOSAL 1 ELECTION OF DIRECTORS

Relevant experience:

•
Mr. Khandaker's extensive experience leading enterprise-wide technology transformations, digital innovation, and operational efficiencies provides him with the relevant experience to serve on the Company's Board of Directors.

Jahidul H. Khandaker, age 55, has served as the Chief Information Officer for GE HealthCare, a trusted partner and leading global healthcare solutions provider that innovates in medical technology, pharmaceutical diagnostics, and integrated, cloud-first, AI-enabled solutions, services, and data analytics, since October 2022. From August 2020 to October 2022, Mr. Khandaker served as Senior Vice President and Chief Information Officer for Western Digital, a leading provider of data storage devices and solutions. Prior to that, he was Vice President, IT Applications at Western Digital from November 2015 to August 2020. Earlier in his career, Mr. Khandaker held several senior leadership roles at Hitachi Global Storage Technologies. Mr. Khandaker has been a director of the Company since 2025 and currently serves as a member of the Company's Audit Committee.

Relevant experience:

•
Ms. Lindsey's experience in investor relations and international M&A, as well as her knowledge of corporate finance, taxation and accounting, provide her with the relevant experience to serve on the Company's Board of Directors.
•
These experiences have given Ms. Lindsey an understanding of accounting principles, internal controls and audit committee functions; as a result, the Board has determined that she qualifies as an audit committee financial expert.

Mary A. Lindsey, age 71, is the retired Senior Vice President and Chief Financial Officer of Commercial Metals Company, a global manufacturer and recycler of steel and other metals. Ms. Lindsey joined Commercial Metals Company in September 2009 as Vice President-Tax. She was subsequently appointed Commercial Metals Company’s Vice President-Tax and Investor Relations in June 2015, Vice President and Chief Financial Officer in January 2016, and Senior Vice President and Chief Financial Officer in September 2017. In connection with Ms. Lindsey’s planned retirement from Commercial Metals Company, Ms. Lindsey stepped down as Senior Vice President and Chief Financial Officer in August 2019. Prior to joining Commercial Metals Company, Ms. Lindsey served as Vice President Tax and Tax Counsel for Albany International Corp., a global advanced textiles and materials processing company, from March 2006 to September 2009, and from January 2005 to March 2006, Ms. Lindsey was an attorney at Baker & Hostetler LLP, a national law firm. In addition, Ms. Lindsey served in various roles, including Vice President Tax and Tax Counsel, Legal Counsel responsible for global M&A and intellectual property, and General Manager of Corporate M&A, at The Timken Company, a global manufacturer of bearings, transmissions, gearboxes, and related components, from January 1985 to January 2005. Since 2020, Ms. Lindsey has served as a member of the Boards of Directors and the Audit Committees of Methode Electronics, Inc. and Orion Engineered Carbons S.A. Ms. Lindsey also serves on the Nominating, Sustainability, and Governance Committee of Orion SA. Ms. Lindsey served as the Chair of the Audit Committee of Methode Electronics, Inc. until September 2026 and remains a member of Methode's Audit Committee. Ms. Lindsey also serves on Methode's Compensation Committee. Ms. Lindsey has been a director of the Company since 2018 and currently serves as Chairperson of the Company’s Audit Committee and as a member of the Company’s Corporate Governance and Nominating Committee.

Jahidul H. Khandaker

Age: 55

Director Since: 2025

Independent

Key skills and background

•
Artificial intelligence
•
Building capabilities through innovation and technology
•
Cybersecurity
•
International markets and operations

Board Committee Membership • Audit Committee Other Current Directorships • None Current Board Term Ends • Fiscal 2029 Annual Meeting

Mary A. Lindsey

Age: 71

Director Since: 2018

Independent

Key skills and background

•
Investor relations
•
International and domestic M&A
•
Knowledge of corporate finance, capital and debt markets, taxation and accounting
•
Legal experience
•
Accounting principles, internal controls and audit committee functions

Board Committee Membership

•
Audit Committee (Chair; financial expert)
•
Corporate Governance and Nominating Committee

Other Current Directorships

•
Methode Electronics, Inc.
•
Orion Engineered Carbons S.A.

Current Board Term Ends

•
Fiscal 2028 Annual Meeting

PROPOSAL 1 ELECTION OF DIRECTORS

Consuelo E. Madere

Age: 66

Director Since: 2018

Independent

Key skills and background

•
Global ag industry experience
•
Management consulting and executive coaching
•
Domestic and global experience spanning manufacturing, strategy, technology, business development, profit and loss responsibility, and general management
•
Public company director experience

Board Committee Membership • Audit Committee • Human Resources and Compensation Committee Other Current Directorships • Nutrien Current Board Term Ends • Fiscal 2028 Annual Meeting

Relevant experience:

•
Ms. Madere's 30-plus years of domestic and global experience at Monsanto, spanning manufacturing, strategy, technology, business development, profit and loss responsibility and general management, along with her service as a director of public companies, provide her with the relevant experience to serve on the Company's Board of Directors.

Consuelo E. Madere, age 66, is a corporate director and the former President of Proven Leader Advisory, LLC, a management consulting and executive coaching firm she founded in 2014. She is a former executive officer of Monsanto Company, which during her tenure was a Fortune 500 company and a leading global provider of innovative, sustainable agricultural solutions. She retired from Monsanto in 2013 as Vice President of the company's Global Vegetables and Asia commercial businesses and was a member of the Chief Executive Officer's executive leadership team. Ms. Madere currently serves as a member of the Board of Directors of Nutrien, a leading global crop inputs and services provider and a publicly traded Canadian company listed on the New York Stock Exchange. She currently chairs the Nominations and Governance Committee of the Nutrien Board and is a member of Nutrien's Audit Committee. From 2018 to 2022, Ms. Madere served as a member of the Board of Directors of S&W Seed Company, a Nasdaq-listed agricultural seed biotechnology company, where she chaired the Nominations and Governance Committee and was a member of the Compensation Committee. From 2014 to 2018, Ms. Madere served as a member of the Board of Directors of PotashCorp and was a member of its Audit Committee and its Safety, Health and Environment Committee. She is an emeritus member of the Dean's Advisory Council at the Louisiana State University Ogden Honors College. Ms. Madere is a NACD Board Leadership Fellow and holds a CERT certificate in Cybersecurity Oversight from the Software Engineering Institute at Carnegie Mellon University. Ms. Madere has been a director of the Company since 2018 and currently serves as a member of each of the Company's Audit Committee and the Company's Human Resources and Compensation Committee.

Relevant experience:

•
Mr. Rayburn's strong background in manufacturing, international markets and acquisitions, combined with his corporate governance experience serving on public company boards, provide him with the relevant experience to serve on the Company's Board of Directors.

David B. Rayburn, age 78, is the retired President and Chief Executive Officer of Modine Manufacturing Company, a publicly traded thermal management company that designs, manufactures and tests heat transfer products. Mr. Rayburn was the President and Chief Executive Officer and a Director of Modine Manufacturing Company from January 2003 until March 2008 when Mr. Rayburn retired. From 2002 to January 2003 Mr. Rayburn served as the President and Chief Operating Officer of Modine Manufacturing Company. From 1991 to 2002, he served in various executive roles at Modine Manufacturing Company including Executive Vice President, Vice President and General Manager. Mr. Rayburn previously served on the Board of Directors of Twin Disc, Inc. from 2000 to 2022, on the Board of Directors of Creative Foam Corporation from 2009 to 2017, on the Board of Directors of Jason, Inc. from 2001 to 2010, and on the Board of Directors of Unico, Inc., from 2008 to 2010. Mr. Rayburn has been a director of the Company since 2014 and he is also Chairperson of the Company's Human Resources and Compensation Committee and a member of the Company's Audit Committee.

Information regarding executive officers of the Company is found in the Company's Annual Report which has been supplied with this Proxy Statement.

David B. Rayburn Age: 78 Director Since: 2014 Independent Key skills and background • Manufacturing • International markets • M&A • Accounting principles, internal controls and audit committee functions

Board Committee Membership • Audit Committee (financial expert) • Human Resources and Compensation Committee (Chair) Other Current Directorships • None Current Board Term Ends • Fiscal 2029 Annual Meeting

PROPOSAL 1 ELECTION OF DIRECTORS

PROPOSAL 1 ELECTION OF DIRECTORS

Corporate Governance

The Board of Directors operates pursuant to the provisions of the Company's Certificate of Incorporation and By-Laws as well as a set of Corporate Governance Principles which address a number of items, including the qualifications for serving as a director, the responsibilities of directors and board committees and the compensation of directors. The Company has adopted a Code of Ethical Conduct that applies to the Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer and Corporate Controller, as required by Section 406 of the Sarbanes-Oxley Act of 2002. Additionally, the Company has published a Code of Business Conduct and Ethics applying to all persons associated with the Company, including its directors, officers and employees, which complies with the listing standards adopted by the New York Stock Exchange. Both of these codes and the Company's Corporate Governance Principles are available on the Company's website at http://www.lindsay.com by clicking on the Ethics link under the Investor Relations tab and are available in print to any stockholder who submits a request in writing to the Secretary of the Company.

The Board of Directors conducts its business through meetings and actions taken by written consent in lieu of meetings. During the fiscal year ended August 31, 2026, the Board of Directors held eleven meetings and acted pursuant to unanimous written consent on two occasions. During fiscal 2026, each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during the period of such member's service and (ii) the total number of meetings of the committees of the Board of Directors on which he or she served held during the period of such member's service.

The Company's independent directors normally meet in executive session at each regularly scheduled Board meeting. The Chairperson of the Board, currently Mr. Brunner, an independent director, serves as the presiding director at each executive session of the independent directors.

Hedging and Pledging. The Board of Directors has adopted Corporate Governance Principles prohibiting directors and executive officers from pledging Company securities as collateral for any outstanding obligation. Directors and executive officers are also prohibited from trading in derivative securities of Company securities, engaging in short sales of Company securities, or purchasing any other financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) that are designed to hedge or offset any decrease in the market value of Company securities.

Insider Trading Policy. The Company has adopted a Policy Concerning Restrictions on Insider Trading that governs the purchase, sale, and/or other dispositions of the Company's securities by directors, officers, and employees that is reasonably designed to promote compliance with insider trading laws, rules, and regulations, and any listing standards applicable to the Company. A copy of the Company's Policy Concerning Restrictions on Insider Trading is filed as Exhibit 19 to the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 2024.

Material Proceedings. There are no material proceedings to which any director, officer or affiliate of the Company, any owner of record or beneficially of more than five percent of any class of voting securities of the Company, or any associate of any such director, officer, affiliate of the registrant, or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

Legal Proceedings. To the Company’s knowledge, there is no event that occurred during the past ten years with respect to any of our directors, director nominees or executive officers that is required to be disclosed under Item 401(f) of Regulation S-K.

Recent Board Composition Changes

Cooperation Agreement. On November 4, 2026, the Company entered into a cooperation agreement (the “Cooperation Agreement”) with Vision One Fund, LP, Vision One Management Partners, LP, Vision One Fund Partners, LP, Vision One Management Partners Holdings, LP, Vision One Management Partners GP, LLC, Vision One Onshore Fund, LP and Vision One Offshore Fund, LP (collectively with their affiliates (as defined in the Cooperation Agreement), “Vision One”). Upon the execution and delivery of the Cooperation Agreement, Vision One irrevocably withdrew its notice of stockholder proposals and director nominations.

Pursuant to the Cooperation Agreement, the Company agreed to nominate Marvin E. Washington as a candidate for election as an independent director to the Board at the Annual Meeting for a term expiring at the Fiscal 2030 Annual Meeting. Following Mr. Washington’s election to the Board, the Company agreed to take all necessary actions to appoint him to the Board’s Audit Committee and to maintain his membership until the Termination Date (as defined in the Cooperation Agreement), subject to certain conditions. Under the Cooperation Agreement, Vision One agreed to customary standstill, voting and other provisions.

PROPOSAL 1 ELECTION OF DIRECTORS

The foregoing description of the Cooperation Agreement does not purport to be complete and is qualified in its entirety by reference to the Cooperation Agreement, a copy of which is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 5, 2026.

Board Leadership Structure

The Company's Corporate Governance Principles provide that the position of Chairperson of the Board of Directors be held by an independent director and, accordingly, the same individual cannot serve as both the Chairperson of the Board and as the Company's Chief Executive Officer. This policy is designed to facilitate the ability of the Board of Directors to perform the important functions of providing independent oversight of management and to address risks faced by the Company. This policy also allows the Chairperson to convene executive sessions with independent directors without the need for a separate director to discharge the role of a presiding director.

Board’s Role in Risk Oversight

Management has the primary responsibility for identifying and managing the risks to which the Company is subject, under the oversight of the Board of Directors. Among other things, the Board of Directors considers risks presented by business strategy, competition, regulation, compensation plans, global economic conditions, cybersecurity, general industry trends including the disruptive impact of technological change, capital structure and allocation, and mergers and acquisitions. The Board of Directors as a whole has the primary responsibility for performing this oversight function. The Company's three standing committees are also responsible for the assessment of risks associated with the general subject matters for which those standing committees have responsibility. The Board's risk oversight process includes the regular consideration and evaluation of the Company's cybersecurity risks, information security awareness training efforts, and information security risk insurance coverage, which are reported on a quarterly basis to the Board by the Company's Chief Information Officer. The Board's risk oversight process also includes close interaction with the Company's internal auditors and is facilitated by an annual risk assessment prepared by management. The Company has engaged the accounting firm of Deloitte & Touche LLP to assist the Company's internal auditors in the design, execution and preparation of reports with respect to the Company's overall internal audit plan. Deloitte & Touche LLP also assists the Company's internal auditors in the performance of certain other internal audit services and in the provision of regular updates to the Audit Committee regarding its services and testing results. The goal of the Board's risk evaluation process is to identify any activities that create risks that may not be appropriate for the Company, quantify the magnitude of these risks and work with management to develop a plan to mitigate these risks.

Committees of the Board of Directors

The Board of Directors has established an Audit Committee, a Human Resources and Compensation Committee, and a Corporate Governance and Nominating Committee.

Audit Committee. The primary purpose of the Audit Committee is to assist the Board of Directors in the oversight of (i) the integrity of the Company's financial statements, (ii) the Company's compliance with legal and regulatory requirements, (iii) the independent auditor's qualifications and independence, and (iv) the performance of the Company's internal audit function. The Audit Committee is responsible for selecting, compensating and evaluating the Company's independent auditor. Specific functions performed by the Audit Committee include reviewing periodically with the independent auditor the performance of the services for which they are engaged, reviewing the scope of the annual audit and its results, reviewing the Company's annual financial statements and quarterly financial statements with management and the independent auditor, reviewing the scope and results of the Company's internal audit function, and reviewing the adequacy of the Company's internal accounting controls with management and the independent auditor. The Audit Committee operates under a written charter adopted by the Board of Directors, which is available on the Company's website at http://www.lindsay.com by clicking on the Committees link under the Investor Relations tab and is available in print to any stockholder who submits a request in writing to the Secretary of the Company. The charter meets the requirements of the listing standards adopted by the New York Stock Exchange.

The Audit Committee is currently comprised of Directors Lindsey (Chairperson), Christodolou, Khandaker, Madere, and Rayburn, each of whom the Board of Directors has determined to be independent under the listing standards adopted by the New York Stock Exchange. The Board of Directors has also determined that each of Ms. Lindsey and Messrs. Christodolou and Rayburn qualifies as an “audit committee financial expert” under the rules of the SEC. During fiscal 2026, the Audit Committee held four meetings.

PROPOSAL 1 ELECTION OF DIRECTORS

Human Resources and Compensation Committee. The Human Resources and Compensation Committee is responsible for providing oversight of the Company's human resources programs, executive compensation and benefit programs. The Human Resources and Compensation Committee reviews and approves the Company's compensation policies, benefit plans, employment agreements, salary levels, bonus payments, and awards pursuant to the Company's management incentive plans for its executive officers and other appointed officers. The Human Resources and Compensation Committee approves all individual grants and awards under the Company's long-term equity incentive plans; provided, however, that the Human Resources and Compensation Committee has delegated limited authority to the Company's Chief Executive Officer to make certain time-vested restricted stock unit awards to non-officer employees. The Human Resources and Compensation Committee also reviews compensation for non-employee directors and recommends changes in such compensation to the Board of Directors. The Human Resources and Compensation Committee is specifically responsible for determining the compensation of the Company's Chief Executive Officer and conducts an annual performance evaluation of the Chief Executive Officer. The Company's Chief Executive Officer makes recommendations to the Human Resources and Compensation Committee regarding the compensation paid to executive officers and other appointed officers. However, the final authority for setting executive officer compensation rests with the Human Resources and Compensation Committee. The Human Resources and Compensation Committee has the discretion to delegate specific responsibilities to the Chairperson of the Human Resources and Compensation Committee, any other Human Resources and Compensation Committee member(s) or subcommittees as the Human Resources and Compensation Committee may establish from time to time.

The Human Resources and Compensation Committee has retained external compensation consulting firms to assist and advise it on particular matters. During fiscal 2026, the Company received independent compensation consulting services from Meridian Compensation Partners, LLC ("Meridian"). Meridian was engaged directly by the Human Resources and Compensation Committee, but its fees were paid by the Company. The Human Resources and Compensation Committee assessed Meridian's independence under SEC and NYSE rules, concluding that no conflict of interest exists between Meridian and the Company. The nature and scope of Meridian's engagement with respect to the Human Resources and Compensation Committee's decisions regarding fiscal 2026 executive and director compensation are described under "Compensation Discussion and Analysis" found later in this Proxy Statement.

The Human Resources and Compensation Committee operates under a written charter adopted by the Board of Directors, which is available on the Company's website at http://www.lindsay.com by clicking on the Committees link under the Investor Relations tab and is available in print to any stockholder who submits a request in writing to the Secretary of the Company. The charter meets the requirements of the listing standards adopted by the New York Stock Exchange. The Human Resources and Compensation Committee is currently comprised of Directors Rayburn (Chairperson), Brunner, Di Si, and Madere, each of whom has been determined to be independent by the Board of Directors under the listing standards adopted by the New York Stock Exchange. During fiscal 2026, the Human Resources and Compensation Committee held six meetings and acted pursuant to unanimous written consent on two occasions.

Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee is responsible for making recommendations to the Board of Directors of persons to serve as directors of the Company and as chairpersons and members of committees of the Board of Directors and for reviewing and recommending changes in the general Corporate Governance Principles of the Company. It also oversees the annual evaluation by the Board of Directors to determine whether the Board and its committees are functioning effectively. The Corporate Governance and Nominating Committee operates under a written charter adopted by the Board of Directors, which is available on the Company's website at http://www.lindsay.com by clicking on the Committees link under the Investor Relations tab and is available in print to any stockholder who submits a request in writing to the Secretary of the Company. The charter meets the requirements of the listing standards adopted by the New York Stock Exchange.

The Corporate Governance and Nominating Committee identifies nominees to serve as a director of the Company through a combination of suggestions made by independent search firms, directors and stockholders. The Corporate Governance and Nominating Committee will consider director nominees for next year's Annual Meeting recommended by stockholders which are submitted in writing, complete with biographical and business experience information regarding the nominee, to the Secretary of the Company by October 7, 2027. Candidates for directors are evaluated based on their independence, character, judgment, diversity of experience, financial and/or business acumen, ability to represent and act on behalf of all stockholders, and the needs of the Board. The Corporate Governance and Nominating Committee does not have a formal policy on diversity with regard to consideration of director nominees, but the Corporate Governance and Nominating Committee considers diversity in its selection of nominees and seeks to have a Board that reflects a diverse range of views, backgrounds and experience. The Corporate Governance and Nominating Committee uses the same criteria to evaluate its own nominees for director as it does for persons nominated by Company stockholders.

PROPOSAL 1 ELECTION OF DIRECTORS

The Corporate Governance and Nominating Committee is currently comprised of Directors Di Si (Chairperson), Christodolou, and Lindsey, each of whom has been determined to be independent by the Board of Directors under the listing standards adopted by the New York Stock Exchange. During fiscal 2026, the Corporate Governance and Nominating Committee held four meetings and acted pursuant to unanimous written consent on one occasion.

Related Party Transactions

The Board of Directors has adopted a written policy regarding the review, approval or ratification of related party transactions. Under the policy, all such related party transactions must be pre-approved by the Audit Committee or ratified by the Audit Committee if pre-approval is impracticable. Under the policy, certain transactions are excluded from the definition of related party transaction, including (i) transactions available to all employees generally, (ii) director and officer compensation approved by the Human Resources and Compensation Committee and/or Board of Directors, as applicable, (iii) transactions in the ordinary course of the Company's business that are on substantially the same terms as those prevailing at the time for comparable products and services to unrelated third parties, and (iv) certain transactions with other companies where the related party's only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 5% of that company's shares, if the aggregate amount involved during the fiscal year does not exceed the greater of $1,000,000 or 2% of that company's total annual revenues. In determining whether to approve or ratify a related party transaction, the Audit Committee will consider, among other factors, whether the terms of the transaction are fair to the Company, whether the transaction would present an improper conflict of interest for any director, officer or other related party, or whether the transaction would impair the independence of an outside director. Any Audit Committee member who has an interest in a transaction under discussion must abstain from voting on the proposed transaction. During fiscal 2026, there were no related party transactions requiring pre-approval or ratification by the Audit Committee.

Compensation Discussion and Analysis

Executive Summary.

Compensation Philosophy and Overview. The overall goal of the Company's compensation policy is to maximize stockholder value by attracting, retaining, and motivating the executive officers who are critical to the Company's long-term success. The Board's Human Resources and Compensation Committee (the "Committee") believes that executive compensation should be designed to promote both the short-term and long-term goals of the Company. Accordingly, an important component of the Committee's compensation philosophy is to closely align the financial interests of the Company's executive officers with those of the Company's stockholders.

In order to implement its compensation philosophy, the Committee has determined that the total compensation program for executive officers should consist of the following components:

•
Base salaries to reflect responsibility, experience, tenure and performance of key executives, as well as the labor market for key executive positions;
•
Annual cash incentive awards to reward performance against short-term corporate and individual objectives;
•
Long-term equity incentive compensation to emphasize longer-term strategic objectives and align the interests of executives with those of stockholders; and
•
Other benefits as appropriate to be competitive in the marketplace.

Fiscal 2026 Business Highlights. Fiscal 2026 presented one of the more challenging operating environments the Company has faced in recent years. Despite challenging agricultural market conditions in North America irrigation, tightening credit conditions in Brazil, and ongoing uncertainty surrounding global trade policy, the Company's focus on innovation, operational efficiency, and delivering large-scale solutions enabled the Company to protect margins, deliver continued growth in the Company's road safety business, advance transformative international irrigation projects, and return meaningful capital to stockholders. Our employees remained focused on controllable variables, positioning the Company for continued leadership in irrigation, infrastructure, and industrial technology solutions that conserve natural resources, expand our world's potential, and enhance the quality of life for people around the world.

PROPOSAL 1 ELECTION OF DIRECTORS

Among other highlights:

•
The Company continued to successfully deliver on its multi-year commitment to provide over $100 million in Zimmatic irrigation systems and FieldNET remote management and scheduling technology to a MENA-based customer as part of the largest project in the Company's history. Additionally, the Company expanded its presence in the region through securing an additional $80 million agreement to supply incremental irrigation systems and remote management and scheduling technology in the first quarter of fiscal 2026;
•
The Company continued to execute on its investment of over $90 million to modernize and expand its largest global manufacturing facility in Lindsay, Nebraska; and
•
The Company's operating performance, along with effective working capital management, resulted in free cash flow from operations generation that exceeded net earnings for the fourth consecutive year, with the Company also succeeding in utilizing its balance sheet to deliver immediate returns to stockholders in the form of increased dividends and $80.7 million in opportunistic share repurchases. Notably, after exhausting its previous repurchase authorization in early fiscal 2026, the Company initiated a new share repurchase program authorizing the repurchase of up to an additional $150.0 million of common stock.

Fiscal 2026 Total Compensation Program. Highlights include:

•
Annual Cash Incentive Awards.
•
Retained a free cash flow financial performance measure to incentivize executives to focus on "non-income" cash and balance sheet items such as controlling inventory, implementing lean initiatives, collecting receivables, and controlling payables.
•
Retained a revenue financial performance measure to incentivize a continued focus on top-line growth.
•
Retained an operating margin financial performance measure to incentivize executives to continue to improve operating efficiency and profitability and avoid overlapping of performance measures with performance stock units.
•
In recognition of senior leadership's commitment to continuous improvement of the Company’s business processes, each executive officer committed to an individual performance goal to actively participate in a multi-day cross-functional formal process improvement workshop.
•
Long-Term Incentive Compensation.
•
Maintained the weighting of performance stock units as 50% of the target dollar amount for the long-term incentive award, with stock options and restricted stock units each accounting for 25% of targeted dollar amounts for long-term incentive awards.
•
Retained its two evenly-weighted performance stock unit performance measures, which align executive compensation with long-term value creation for stockholders.
•
Retained total stockholder return relative to a select peer group as a performance stock unit performance measure, which is an important indicator of the Company's financial performance compared to the market.
•
Retained return on invested capital as a performance stock unit performance measure, which measures the Company's operational efficiency in allocating capital.
•
As such, 75% of each executive's target long-term incentive award is directly tied to performance through relative stockholder return and return on invested capital via performance stock unit awards and via stock price appreciation with the stock options.
•
Retained consistent three-year performance and vesting periods for all long-term incentives offered to executives.
•
Maintained a capped PSU payout at Target in situations where absolute Total Shareholder Return is negative.

PROPOSAL 1 ELECTION OF DIRECTORS

Annual Cash Incentives Earned for Fiscal 2026 Performance. For fiscal 2026, payments in connection with the Company's annual cash incentive awards were reflective of the Company's performance against its financial objectives and the officers' performance against their individual goals. The financial performance component and the individual performance component accounted for 80% and 20%, respectively, of each officer's potential annual cash incentive award. The Company exceeded the intermediate level for its revenue goal, exceeded the threshold level for its operating margin goal, and exceeded the target level for its free cash flow goal. Based on these results, the overall Company financial performance component payout percentage was 90% of target. In addition, the officers generally achieved their individual objectives and were entitled to payouts under the individual performance component ranging from 93% to 110%.

Performance Stock Units ("PSUs") Earned for Fiscal 2024-2026 Performance. The end of fiscal 2026 marked the end of the three-year performance period for PSUs granted in fiscal 2024. For this performance period, the Company achieved three-year relative total stockholder return at the 31st percentile (resulting in a 62% of target payout for this component) and three-year average return on invested capital of 9.9% (resulting in a 0% of target payout for this component), which equated to a cumulative payout percentage of 31% of target.

Say on Pay. The Board of Directors and the Committee take several measures to monitor the degree of alignment between the financial interests of the Company's executive officers and those of the Company's stockholders, which include conducting a non-binding "say on pay" vote at each annual meeting of the Company's stockholders. At the Company's Fiscal 2026 Annual Meeting of Stockholders, approximately 93% of votes were cast in favor of the non-binding "say on pay" resolution – marking the 16th consecutive annual meeting in which more than 90% of votes were cast in support of the proposal. While the Committee considered the "say on pay" voting results in establishing fiscal 2026 compensation, no specific actions were deemed necessary as the Committee believed the results of the "say on pay" votes were a confirmation that stockholders were in general agreement with the Committee's compensation philosophy. The Committee will continue to consider the "say on pay" voting results and other feedback provided by the Company's stockholders when making future compensation decisions concerning the Company's executive officers.

Compensation-Related Risk Assessment. The Committee has assessed the risks that could arise from the Company's compensation program and does not believe that the terms of this program encourage excessive risk-taking that is reasonably likely to have a material adverse effect on the Company. The Committee considered the following factors as they relate to the compensation program:

•
The balance of fixed and at-risk compensation, as well as the balance of cash and equity-based compensation;
•
The annual benchmarking of executive compensation relative to both peer companies and relevant survey data;
•
The balanced focus on both short-term and long-term financial goals;
•
Specific performance goals are reviewed and approved by the Committee;
•
The use of multiple financial performance goals so as to avoid over-emphasis on any one metric;
•
Erroneously awarded incentive-based compensation is subject to a mandatory clawback policy in the event of certain restatements of the Company's financial results, while a supplemental clawback policy further gives the Company discretion to recover incentive-based and other compensation in a broader range of circumstances, such as material policy violations, breaches of restrictive covenants, or misconduct;
•
Long-term incentives have a three-year performance and vesting period;
•
The existence of caps on the potential maximum incentive payouts;
•
The robust stock ownership guidelines for management;
•
The prohibition on directors and executive officers from pledging Company securities as collateral for any outstanding obligation or entering into any transactions designed to hedge or offset any decrease in the market value of Company securities; and
•
The Committee's composition of solely independent directors and retention of an independent compensation consultant.

• Alamo Group Inc.	• ESCO Technologies Inc.	• L.B. Foster Co.
• Albany International Corp.	• Federal Signal Corp.	• Mueller Water Products, Inc.
• Astec Industries, Inc.	• Franklin Electric Co., Inc.	• NN, Inc.
• Columbus McKinnon Corp.	• The Gorman-Rupp Co.	• Proto Labs, Inc.
• Douglas Dynamics, Inc.	• Graco Inc.	• Standex International Corporation
• Enerpac Tool Group Corp.	• Helios Technologies, Inc.
• Enpro Inc.	• Kadant Inc.

PROPOSAL 1 ELECTION OF DIRECTORS

The Committee's Independent Compensation Consultant. The Committee engaged Meridian Compensation Partners, LLC ("Meridian") in fiscal 2026 to, among other things, provide a competitive assessment of the Company's executive compensation program and to evaluate the compensation of the Named Executive Officers in comparison to peer group proxy data and relevant survey data. Meridian was engaged directly by the Committee, but its fees were paid by the Company.

Market Alignment of Executive Compensation. When evaluating the market competitiveness of executive salaries, target annual incentive opportunities, and target long-term incentive values, the Committee generally considers the market medians for comparable positions among manufacturing and general industry companies of similar size (measured by annual revenues) and complexity (measured primarily by number of distinct business lines and scope of international focus) as the Company, based on available peer group and survey data, with variation due to differences in executive skill levels and experience, the executive's role, individual performance, organizational hierarchy, and internal fairness with other positions and roles within the Company.

The Committee annually compares the Named Executive Officers' compensation levels against available market data and then also performs an in-depth review of the entire compensation program approximately every three years in order to comprehensively review the Company's short and long-term compensation strategies, award mixes and performance metrics.

In conducting its review and analysis, Meridian used a combination of publicly disclosed data from peer companies and survey composite data. Peer group data was used as the primary data source for establishing benchmark compensation levels for the Chief Executive Officer, Chief Financial Officer and other positions where comparable position data was available, with general industry survey data used as a supplemental data source for these positions. General industry survey data was used as the primary data source for positions where comparable position data was not sufficiently available in peer group public disclosures. The composite data was obtained from the Equilar Executive Compensation Survey and included compensation information from general industry companies with revenue between approximately one-half to two times the Company's annual revenues.

Each year, the Committee, with assistance from Meridian, reviews and considers modifications to the peer group, generally using the following selection criteria:

•
Revenue for the then-most recent fiscal year of between approximately one-half to two times the Company's annual revenues, typically considered as a five-year average due to the cyclicality of the Company's business;
•
Similar industry, with a qualitative assessment of business fit; and
•
Similar business and organizational complexity, emphasizing companies having a significant proportion of international revenue.

For fiscal 2026, Meridian again reviewed the peer group and recommended three changes from the previous year's membership. Manitex International, Inc. was removed as the company was acquired. JBT Marel Corporation was removed as JBT's acquisition of Marel resulted in a combined entity that is no longer a relevant peer based on size. Proto Labs, Inc. was added as a peer relevant from size and industry perspectives. The resulting 19-company peer group used for fiscal 2026 pay decisions consists of the following companies (each of which was publicly traded, had updated proxy filings, remained within an appropriate size range with five-year average revenue within approximately one-half to two times the Company's five-year average revenue, and did not have any pending mergers or acquisitions, bankruptcies, or other known issues that could diminish its effectiveness as a peer):

Role of Management in Setting Compensation. In addition to reviewing the compensation of executive officers against the competitive market, the Committee also considers recommendations from the Company's President and Chief Executive Officer regarding the total compensation for executive officers other than the Chief Executive Officer. Further, the Committee considered the historical compensation of each executive officer, from both a total compensation and a component-by-component basis, in setting the fiscal 2026 compensation for the executive officers.

PROPOSAL 1 ELECTION OF DIRECTORS

Recoupment Policies. In accordance with Section 10D of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), Rule 10D-1 promulgated thereunder, and the listing standards of the New York Stock Exchange, the Committee adopted the Lindsay Corporation Policy for the Recovery of Erroneously Awarded Compensation (the "Dodd-Frank Clawback Policy") effective as of October 2, 2023. The Dodd-Frank Clawback Policy requires the Company to recover from covered executive officers (i.e., its Named Executive Officers) the amount of erroneously awarded compensation (i.e., the amount of incentive-based compensation received that exceeds the amount of incentive-based compensation that otherwise would have been received had it been determined based on restated amounts) resulting from an accounting restatement (i) due to the material noncompliance of the Company with any financial reporting requirement under the securities laws or (ii) that corrects an error that is not material to previously issued financial statements, but would result in a material misstatement if the error were not corrected in the current period or left uncorrected in the current period.

The Committee subsequently adopted the Lindsay Corporation Supplemental Compensation Recovery Policy (the "Discretionary Clawback Policy") effective as of July 1, 2024. The Discretionary Clawback Policy allows the Company to recover from executive officers and a broader group of employees any type of performance-based cash or equity compensation, time-based cash retention awards or equity compensation, and/or cash severance payments, even when a mandatory recoupment is not required under the Dodd-Frank Clawback Policy. Under the Discretionary Clawback Policy, the Company may, but is not required to, seek recoupment of performance-based cash or equity compensation paid to any of its current or former executive officers or any other employees who receive such compensation in the event of an accounting restatement or an error in the calculation or determination of any financial reporting measure or performance metric criteria, in each case to the extent the executive officer or employee is determined to have been responsible for or have had a material role in directly or indirectly causing such restatement or error. Likewise, the Company may, but is not required to, seek recoupment of performance-based cash and/or equity compensation, time-based cash retention awards and/or equity compensation, and/or cash severance payments in scenarios involving (i) a willful and material breach of the Company's Code of Business Conduct and Ethics, insider trading policy, or other related internal policies, (ii) a material breach of any restrictive covenant (e.g., non-competition, non-solicitation, confidentiality provision, non-disparagement), (iii) a gross or willful failure to substantially perform reasonably assigned duties, (iv) a conviction of or plea of nolo contendere to (A) a felony or (B) any misdemeanor involving moral turpitude, deceit, dishonesty or fraud in the performance of one's duties on behalf of the Company or that causes demonstrable harm to the business or reputation of the Company, or (v) the commission of any act of fraud, misappropriation, or embezzlement against the Company.

The Dodd-Frank Clawback Policy applies to incentive-based compensation received for achieving performance measures in fiscal 2024 and beyond, while the Discretionary Clawback Policy effectively applies to incentive-based compensation received for achieving performance measures in fiscal 2025 and beyond. The Company's prior compensation recoupment policy, which still applies to annual cash incentive and certain long-term incentive compensation payments made to covered executive officers for achieving performance measures for or prior to fiscal 2023, allows recoupment or repayment of such incentive payments made during the three years preceding the restatement of Company financial statements to the extent such payments exceeded the amounts that would have been payable based on the restated financial results. Conversely, the prior policy also allows for additional payments to the extent the amounts paid as annual cash incentive and certain long-term incentive payments received in the three years preceding a restatement of Company financial statements were less than the amounts that would have been payable based on the restated financial results.

2026 Executive Compensation Program. The Company's fiscal 2026 compensation program for its executive officers, including the Named Executive Officers, consisted of four basic components, which are (i) base salary, (ii) annual cash incentive awards, (iii) long-term incentive compensation and (iv) other employee benefits. The purposes of each of these components of executive compensation and the manner in which compensation for fiscal 2026 under these components was determined by the Committee for executive officers are as follows:

Base Salary. Base salaries are designed to provide executive officers with a competitive level of fixed compensation that is commensurate with the executive officer's individual responsibility, experience, tenure and general performance of duties. Base salary levels are also subject to competitive pressures faced by the Company for attracting and retaining qualified executives to fill key positions in the different geographic regions where the Company's executives reside. The Committee considers peer group and compensation survey information regarding base salary levels for executive officers with comparable positions and responsibilities in similar companies in order to maintain base salaries at competitive levels. In general, the Committee evaluates each executive officer's base salary on an annual basis to determine if an increase from the prior fiscal year's base salary is justified based on these criteria and considerations.

PROPOSAL 1 ELECTION OF DIRECTORS

In the first quarter of fiscal 2026, the Committee established the base salaries for each of the Named Executive Officers. With respect to the base salaries of Named Executive Officers other than Mr. Wood, the Committee considered Mr. Wood's recommendations for salary adjustments and competitive salary information included in Meridian's report on executive compensation. Mr. Wood made his recommendations for salary adjustments primarily based on individual performance and the Meridian report. The table below sets forth information about the fiscal 2026 base salary level for each of the Named Executive Officers:

Officer	Fiscal 2025 Base Salary	Salary Increase Amount	Salary Increase Percentage	Fiscal 2026 Base Salary

Mr. Wood	$845,000	$38,000	4.5%	$883,000
Mr. Hinrichsen(1)	$—	$—	N/A	$450,000
Mr. Magnusson(2)	$379,700	$54,700	14.4%	$434,400
Mr. Marion	$394,100	$15,400	3.9%	$409,500
Mr. Coburn(3)	$186,808	$38,192	20.4%	$225,000
Mr. Ketcham(4)	$461,900	$16,200	3.5%	$478,100
Mr. Oberto(5)	$437,000	$—	0.0%	$437,000

(1)
Mr. Hinrichsen resigned as the Company's Senior Vice President and Chief Financial Officer effective August 31, 2026. While Mr. Hinrichsen remains engaged to provide transition services to the Company, he ceased receiving a cash salary upon his resignation. Pursuant to the terms of the Transition Services Agreement, Mr. Hinrichsen receives a consulting fee for the term of the agreement.
(2)
Effective September 1, 2025, Mr. Magnusson's base salary increased to $394,900 in connection with the Company's annual merit increase. In connection with his promotion to President – Irrigation, Mr. Magnusson's base salary was subsequently increased to $434,400 effective December 1, 2025.
(3)
Effective September 1, 2025, Mr. Coburn's base salary was increased to $198,017 in connection with the Company's annual merit increase. In connection with his promotion to Vice President and Chief Accounting Officer, Mr. Coburn's base salary was subsequently increased to $225,000 effective January 6, 2026.
(4)
Mr. Ketcham retired as the Company's Senior Vice President and Chief Financial Officer effective December 31, 2025. While Mr. Ketcham remains engaged to provide consulting and transition services to the Company, he ceased receiving a cash salary upon his retirement. Pursuant to the terms of a written consulting agreement, Mr. Ketcham receives a consulting fee for the term of the agreement.
(5)
Mr. Oberto resigned as the Company's President – Irrigation effective November 30, 2025. Upon his resignation, Mr. Oberto ceased receiving a cash salary.

Annual Cash Incentive Awards. The Company provided annual cash incentive awards to its executive officers under a Management Incentive Plan for fiscal 2026 (the "2026 MIP") that was adopted by the Committee. The Company utilized the annual cash incentive awards under the 2026 MIP primarily to encourage its executive officers to achieve specific short-term financial goals of the Company. In addition, a portion of the annual cash incentive awards was tied to individual performance objectives established for each executive officer participating in the 2026 MIP. The Committee adopted the 2026 MIP and established the financial and individual goals for executive officers under the 2026 MIP during the first quarter of fiscal 2026.

The 2026 MIP established a target cash incentive amount for each Named Executive Officer (each a "Target Cash Incentive Award"). The Target Cash Incentive Awards were set as follows:

•
Mr. Wood – 100% of base salary
•
Messrs. Hinrichsen and Ketcham – 65% of base salary for each
•
Messrs. Magnusson, Marion, and Oberto – 55% of base salary for each
•
Mr. Coburn – 35% of base salary

In each case, a Target Cash Incentive Award represents the total cash incentive a Named Executive Officer was entitled to receive if he had achieved 100% of the target levels under the financial performance component and individual performance component established for such Named Executive Officer under the 2026 MIP.

PROPOSAL 1 ELECTION OF DIRECTORS

The financial performance component accounted for 80% of each Named Executive Officer's potential annual cash incentive award. This component consisted of three subcomponents: revenue, operating margin, and free cash flow. The Committee believed the use of revenue, operating margin, and free cash flow would provide a good balance of financial objectives to promote maximum stockholder value. For each Named Executive Officer, the financial performance component was based 100% on consolidated Company financial performance.

For purposes of the annual cash incentive awards under the 2026 MIP, (i) revenue was defined as the Company's fiscal 2026 operating revenues, (ii) operating margin was defined as the Company's fiscal 2026 operating profit divided by the Company's fiscal 2026 operating revenues, and (iii) free cash flow was defined as the Company's fiscal 2026 net cash provided by operations divided by the Company's fiscal 2026 net earnings. Each of the three subcomponents was to be calculated using the Company's Consolidated Statement of Operations for the year ended August 31, 2026. The Committee chose to use revenue, operating margin, and free cash flow as the financial performance measures for determining annual cash incentive awards under the 2026 MIP because it believed that the Named Executive Officers had significant influence over these measures, that these measures align the interests of officers with the creation of stockholder value, that these measures incentivize revenue growth as well as improving operating efficiency and profitability, and that these measures were well-understood by management and stockholders. The Committee also again elected to limit the numerator in the free cash flow subcomponent to cash generated from operations in order to avoid rewarding Named Executive Officers for capital expenditures below originally budgeted levels. Accordingly, each of the revenue subcomponent and the operating margin subcomponent was assigned a weighting of 37.5% by the Committee, and the free cash flow subcomponent was assigned a weighting of 25% by the Committee.

Transaction costs associated with any acquisition or divestiture considered, pursued, or closed are added back to profitability in the year or years in which such costs are incurred. In the event that there had been any acquisitions made during fiscal 2026, (i) actual results for the selected financial performance goals would have been adjusted by subtracting the Board-approved business cases for such acquisitions for purposes of award payout calculations (which would serve to reward executives for better-than-business-case performance while holding executives accountable for lower-than-business-case performance), unless the Committee were to approve a modification to include any such items, and (ii) transaction costs would have been added back to profitability. In the event that there had been any divestitures made during fiscal 2026, (a) actual results for the selected financial performance goals would have been adjusted by including the Board-approved budgets (and removing actual performance results) for such divestitures for purposes of award payout calculations, unless the Committee were to approve a modification to exclude any such items, and (b) transaction costs would have been added back to profitability. Further, if a planned divestiture were not included in the budget, its financial performance metrics would not be included in the calculation of the financial performance goals so long as the divestiture was not completed by the end of the fiscal year. Consistent with the terms of the 2026 MIP, actual results were adjusted to account for professional fees incurred in connection with exploring certain strategic opportunities.

Under the 2026 MIP, a Named Executive Officer could earn a portion of his Target Cash Incentive Award if he achieved at least a threshold level of performance for any of the financial or individual performance components. Separate analyses were performed to determine the payout earned under the financial performance component and the individual performance component, and those two components were then added together to determine the final cash incentive awarded to a Named Executive Officer. The financial performance subcomponents are calculated according to a scale that provides varying percentage payouts for "threshold", "intermediate", "target" and "maximum" performance levels. If the Company fails to meet the "threshold" performance level for a specific financial performance subcomponent, then the Named Executive Officer will receive no payout under that specific subcomponent. Percentage payouts between the threshold, intermediate, target and maximum levels are linearly interpolated for each financial performance subcomponent.

PROPOSAL 1 ELECTION OF DIRECTORS

In general, the Committee seeks to establish target levels for financial performance goals based on the Company's annual budget for the relevant fiscal year as approved by the Board of Directors. The Company's annual budget is reflective of the current conditions and trends of the markets in which the Company operates. For fiscal 2026, the following performance levels trigger the following percentage award payouts (calculated as a percentage of the Target Cash Incentive Award available under the overall Company financial performance component weighted at 80%):

	Revenue (37.5%)	Operating Margin (37.5%)	Free cash flow (25%)	Award Payout for Financial Performance Subcomponent (as a % of Target Cash Incentive Award)

Maximum	$852.2 million	13.8%	159%	200%
Target	$681.8 million	12.0%	128%	100%
Intermediate	$613.6 million	10.8%	115%	75%
Threshold	$545.4 million	9.6%	102%	50%
Below Threshold	—	—	—	0%
Actual	$635.9 million	10.7%	135%	90%

The Committee also approved the use of individual performance objectives to determine 20% of the annual cash incentives under the 2026 MIP for each Named Executive Officer. The individual performance objectives were designed to focus on goals or initiatives that are intended to create longer-term value for the Company. For fiscal 2026, each officer had an individual performance goal to actively participate in a multi-day cross-functional formal process improvement workshop and, depending on the officer, other performance objectives related to areas such as cybersecurity, data management, commercial messaging and launch plans, product development, market penetration, strategic planning, cost management, recruiting and onboarding, and compliance. Some of these individual performance objectives are objective and depend upon the accomplishment of specific measurable goals such as the achievement of certain product development, revenue, and cost reduction targets. Others are subjective in nature, such as performance objectives tied to operational improvements, commercial strategies and launch plans, or the strengthening of functional capabilities.

The cash incentive award earned under the individual performance component is calculated based on the Named Executive Officer's level of performance relative to his respective annual individual or team objectives. Calculated as a percentage of the Target Cash Incentive Award available under the individual performance component, a Named Executive Officer who meets all of his individual performance objectives will receive a 100% award payout, with award payouts ranging from 0% for not meeting any individual performance objectives to 200% for significantly exceeding all individual performance objectives.

Both the financial and individual performance component calculations offer a range of payouts for performance that exceeds or falls short of the target levels. The Committee believes that this not only provides an incentive for executives to achieve performance that exceeds expectations, but it also provides constant motivation during down business cycles which can have detrimental effects on both financial performance and organizational health. By rewarding a range of performance, the Committee strives to partially counteract the cyclical nature of the Company's business. Likewise, the payout of an earned award under one component or subcomponent is not contingent upon meeting a certain performance standard under any of the other components or subcomponents. For example, an executive who has met all of his individual performance objectives would still be entitled to receive a payout under the individual component even if the Company failed to meet the threshold financial performance objectives. Similarly, an executive may receive a payout if the threshold level (or higher) is met for a specific financial performance subcomponent even if the executive failed to meet his individual performance objectives and/or the Company failed to meet the threshold levels for any of the other financial performance subcomponents.

During fiscal 2026, for purposes of the 2026 MIP, the Company recorded revenue of $635.9 million, operating margin of 10.7%, and free cash flow percentage of 135%. Based on these results, the overall Company Financial Performance Component payout percentage was 90% of target based on subcomponent payout percentages of 83%, 74%, and 124% for each of the revenue (37.5%), operating margin (37.5%), and free cash flow (25.0%) subcomponents, respectively. In addition, after the conclusion of fiscal 2026, Mr. Wood recommended scores to the Committee for each Named Executive Officer (including himself) under the Individual Performance Component of the 2026 MIP. The Committee then asked questions, discussed and approved those scores, determining

PROPOSAL 1 ELECTION OF DIRECTORS

that the Named Executive Officers generally achieved their individual objectives and were entitled to payouts under the Individual Performance Component of the 2026 MIP ranging from 93% to 110%.

The table below sets forth the 2026 MIP Target Cash Incentive Awards and actual payouts to each of the Named Executive Officers based upon fiscal 2026 performance.

Named Executive Officer	2026 MIP Target Cash Incentive Award	2026 MIP Actual Cash Incentive Award Payout	Percentage of Target Earned

Mr. Wood	$883,000	$811,698	92%
Mr. Hinrichsen	$243,750	$222,479	91%
Mr. Magnusson	$233,489	$213,901	92%
Mr. Marion	$225,225	$203,660	90%
Mr. Coburn	$69,295	$65,087	94%
Mr. Ketcham(1)	$—	$—	—
Mr. Oberto(2)	$240,350	$—	—

(1)
Mr. Ketcham retired as the Company's Senior Vice President and Chief Financial Officer effective December 31, 2025. While Mr. Ketcham remains engaged to provide consulting and transition services to the Company, he was not eligible for the Company's 2026 MIP.
(2)
Mr. Oberto resigned as the Company's President — Irrigation effective November 30, 2025. Upon his resignation, Mr. Oberto waived his right to receipt of the 2026 MIP payout.

Long-Term Incentive Compensation. Long-term incentive compensation is designed to reward the achievement of longer-term strategic objectives and align the financial interests of the Company's executive officers with those of the Company's stockholders. For fiscal 2026, the Committee approved a target dollar amount for the long-term incentive award for each of the Company's Named Executive Officers which was allocated as follows:

Nonqualified Stock Options 25%
Performance Stock Units (PSUs) 50%
Restricted Stock Units (RSUs) 25%

The PSUs, RSUs and stock options were granted pursuant to the Company's 2025 Long-Term Incentive Plan, which was approved by the stockholders at the Company's annual stockholder meeting in January 2025. The Committee believes that this mix of PSUs, RSUs and stock options will continue to promote sustained long-term performance and retention.

In determining the number of PSUs, RSUs and stock options granted to the Named Executive Officers as part of their long-term incentive compensation for fiscal 2026 , the Committee first established a dollar value of the total long-term incentive awards to

PROPOSAL 1 ELECTION OF DIRECTORS

be awarded to each Named Executive Officer assuming they achieved target performance levels for the PSUs. The Committee established total targeted long-term incentive award amounts as follows for fiscal 2026:

Mr. Wood	$3,000,000
Mr. Hinrichsen	$750,000
Mr. Magnusson(1)	$450,000
Mr. Marion	$450,000
Mr. Coburn(2)	$70,000
Mr. Ketcham	$—
Mr. Oberto	$450,000

(1)
Mr. Magnusson received an initial grant of long-term incentive awards having a value of $400,000. Effective December 1, 2025, in connection with Mr. Magnusson's increased responsibilities as President — Irrigation and after considering Mr. Wood’s recommendation, the Committee approved a special incremental grant of RSU awards with a grant date value of approximately $50,000.
(2)
Mr. Coburn received an initial grant of long-term incentive awards having a value of $50,000. Effective January 12, 2026, in connection with Mr. Coburn's increased responsibilities as Vice President and Chief Accounting Officer and after considering Mr. Wood’s recommendation, the Committee approved a special incremental grant of RSU awards with a grant date value of approximately $20,000.

The grant date values allocated to PSUs and RSUs were divided by the closing price of the Company's common stock on the grant date ($114.41 as of October 27, 2025) to convert those dollar values into the total number of stock units initially awarded to each Named Executive Officer. While the number of PSUs granted was based upon a target level, the actual number of PSUs actually earned may be as low as 0% if the Company fails to meet the threshold performance level for both performance measures. Alternatively, the number of PSUs actually earned may be as high as 200% if the Company meets or exceeds the maximum performance level for both performance measures. The dollar values allocated to stock options were converted to a number of stock options by using the Black-Scholes option pricing formula on the grant date.

In addition to the grants discussed above, separate grants were made to certain Named Executive Officers outside of the normal grant cycle as follows:

•
Mr. Hinrichsen's employment with the Company commenced on November 3, 2025, at which date awards were granted in connection with his long-term incentive compensation for fiscal 2026. The grant date values allocated to PSUs and RSUs were divided by the closing price of the Company's common stock on the grant date ($112.17 as of November 3, 2025). The dollar values allocated to stock options were converted to a number of stock options by using the Black-Scholes option pricing formula on the grant date.
•
In connection with Mr. Magnusson's increased responsibilities as President — Irrigation and after considering Mr. Wood’s recommendation, the Committee supplemented Mr. Magnusson's initial fiscal 2026 grant with a special incremental grant of RSU awards with a grant date value of approximately $50,000. The grant date value allocated to these RSUs was divided by the closing price of the Company's common stock on the grant date ($117.00 as of December 1, 2025) to convert those dollar values into the total number of stock units initially awarded.
•
In connection with Mr. Coburn's increased responsibilities as Vice President and Chief Accounting Officer and after considering Mr. Wood’s recommendation, the Committee supplemented Mr. Coburn's initial fiscal 2026 grant with a special incremental grant of RSU awards with a grant date value of approximately $20,000. The grant date value allocated to these RSUs was divided by the closing price of the Company's common stock on the grant date ($123.35 as of January 12, 2026) to convert those dollar values into the total number of stock units initially awarded.

Under the terms of the individual award agreements, both the PSUs and RSUs awarded to Named Executive Officers for fiscal 2026 are payable in common stock and provide the Named Executive Officers with special cash dividend equivalents which entitle them to receive any special cash dividend paid by the Company while the PSUs and RSUs are outstanding; provided, however, that any special cash dividend equivalents will be converted into additional units and will not be payable until all applicable vesting and performance conditions have been met. No cash payment or dividend equivalent will be payable in connection with any regular quarterly dividends until all applicable vesting and performance conditions have been met and the underlying shares of common stock have been earned. In addition, awards under the PSUs, RSUs and stock options are subject to certain anti-dilution adjustments in the event of a stock split, stock dividend, merger or other similar corporate transaction.

PROPOSAL 1 ELECTION OF DIRECTORS

Timing of Equity Grants. The Committee and management monitor the Company's equity award grant practices to evaluate whether such practices comply with applicable regulations and are consistent with good corporate practices.

The Committee has adopted a policy regarding the timing of grants of PSUs, RSUs and stock options to employees which generally provides that such grants will be made on an annual basis during the first quarter or at the beginning of the second quarter of the fiscal year and at least two business days after the Company has issued its full-year earnings release for the prior fiscal year. Other than with respect to such annual grants, the Company generally does not schedule its equity awards in anticipation of the release of material non-public information nor does the Company time the release of material non-public information based on equity award dates or for the purpose of affecting the value of executive compensation. During fiscal 2026, no stock option grants were made to any Named Executive Officers during any period beginning four business days before the filing or furnishing of a periodic report or current report and ending one business day after the filing or furnishing of any such report with the SEC.

The specific terms of the PSU, RSU and stock option grants made to the Named Executive Officers for fiscal 2026 are as follows:

Performance Stock Unit (PSU) Awards. PSUs represent a right to receive a certain target number of shares of the Company's common stock at a specified time in the future if certain performance objectives have been met during the specified performance period leading up to the payout of the PSU. PSUs are, therefore, designed to reward achievement of specific performance objectives over this period. Historically, the Committee has awarded PSUs with a threshold payout of 50% of the target number and a maximum payout of 200% of the target number. In addition to requiring satisfaction of the applicable threshold performance levels, PSUs are only payable if the recipient remains employed with the Company until payout occurs after the end of the performance period (or under certain circumstances involving a change in control, death or complete disability, as discussed in the "Termination Payments" section below).

Each PSU awarded in fiscal 2026 has a three-year performance period running through the end of fiscal 2028 (i.e. August 31, 2028) with any earned PSUs cliff vesting on November 1, 2028. The Committee selected a three-year performance period because measuring performance over a long period would be less affected by cyclical variations in the Company's business and one-time events. The Committee felt that a three-year period was commonly used by similar companies for this reason. The Committee chose total stockholder return relative to a select peer group ("Relative Total Stockholder Return") and return on invested capital ("ROIC"), each equally weighted, as the performance measures to be used to determine PSU payouts for the three-year performance period.

Ultimately, the Committee chose to base PSU payouts on Relative Total Stockholder Return and ROIC because it determined that they align executives' potential payouts with stockholder value creation and continue to encourage the efficient use of capital. Additionally, these performance measures could be easily quantified and calculated for the purposes of determining whether the Company had met the necessary performance requirements. The Committee assigned equal weighting to Relative Total Stockholder Return and ROIC for purposes of determining PSU payouts in order to drive profitable growth and focus on appropriate asset management. Although the Committee feels that Relative Total Stockholder Return and ROIC reasonably approximate the connection between executive performance and stockholder value, future developments could possibly prompt the Committee to make subsequent PSU awards according to different performance measures.

• 3D Systems Corporation	• Enerpac Tool Group Corp.	• Proto Labs, Inc.
• AGCO Corporation	• EnPro Inc.	• SPX Technologies, Inc.
• Alamo Group Inc.	• ESCO Technologies Inc.	• Standex International Corp.
• Albany International Corp.	• Federal Signal Corporation	• Tennant Company
• Astec Industries, Inc.	• Franklin Electric Co., Inc.	• Titan International, Inc.
• Barnes Group Inc.	• The Greenbrier Companies, Inc.	• The Toro Company
• Chart Industries, Inc.	• Hillenbrand, Inc.	• Trinity Industries, Inc.
• CIRCOR International, Inc.	• JBT Marel Corporation	• Valmont Industries, Inc.
• CNH Industrial N.V.	• Kennametal Inc.	• Wabash National Corp.
• Deere & Company	• Mueller Industries, Inc.	• Watts Water Technologies, Inc.

Net Operating Income After Tax
(Average* Invested Capital**)
*	- This average will be computed using the beginning and ending amounts of Invested Capital for the applicable performance period.
**	- Invested Capital means Total Interest-Bearing Debt plus Shareholders' Equity minus cash on hand.

PROPOSAL 1 ELECTION OF DIRECTORS

For purposes of PSUs awarded in fiscal 2026, "Total Stockholder Return" means with respect to the Company or other entities (if measured on a relative basis), (i) the change in the market price of the entity's common stock (as measured by the average of the closing prices for the entity's common stock over the 20 trading days prior to the end and the beginning of the three-year performance period), divided by (ii) the beginning market price (as measured by the average of the closing prices for the entity's common stock over the 20 trading days prior to the beginning of the three-year performance period), all of which is adjusted for any changes in equity structure, including but not limited to stock splits and stock dividends. "Relative Total Stockholder Return" is calculated by comparing the Company's Total Stockholder Return to the Total Stockholder Returns of 30 peer companies consisting of S&P 600 companies in the Agriculture and Farm Machinery, Construction Machinery and Heavy Transportation Equipment, and Industrial Machinery and Supplies and Components industries, and other entities commonly understood to be the Company's competitors, the stock of which is believed to be exposed to and react to similar external and industry forces as the Company's common stock. The resulting 30-company peer group used for the Relative Total Stockholder Return analysis consists of the following companies:

In the event a member of the above peer group experiences a bankruptcy, that entity shall remain in the peer group but shall drop to the bottom of the ranking (i.e., lowest Total Stockholder Return). In the event that a member of the above peer group is acquired or delisted, that entity shall be removed from the peer group.

The Company-selected measure for fiscal 2026 is ROIC, which is calculated in accordance with the formula below for fiscal year 2026. For fiscal years prior to 2026, invested capital was calculated as total interest-bearing debt plus shareholders' equity inclusive of cash on hand. The Company elected to exclude cash from the definition of invested capital for fiscal 2026 to better focus management on operational decisions within their control.

In the event of an acquisition, actual financial results will be adjusted in the year in which the acquisition occurs for purposes of calculating ROIC by subtracting the Board-approved business case for each acquisition, unless the Committee approves a modification to include any such items. In the event of a divestiture, actual financial results will be adjusted in the year in which the divestiture occurs for purposes of calculating ROIC by including the Board-approved budget (and removing actual performance results) for each divestiture, unless the Committee approves a modification to include any such items. If a planned divestiture is not included in the budget, its financial performance metrics will not be included in the calculation of ROIC if the divestiture is not completed by the end of the applicable budget year. Transaction costs associated with any acquisition or divestiture considered, pursued, or closed shall be added back to profitability in the year or years in which such costs are incurred. For fiscal 2026, actual results were adjusted to account for professional fees incurred in connection with exploring certain strategic opportunities.

PROPOSAL 1 ELECTION OF DIRECTORS

The Committee has established the following three-year average performance measures for Relative Total Stockholder Return and ROIC for the PSUs awarded in fiscal 2026:

	Relative Total Stockholder Return (50% weight)	ROIC (50% weight)	Payout as % of Target

Maximum	75th Percentile	21%	200%
Target	50th Percentile	18%	100%
Threshold	25th Percentile	15%	50%
Below Threshold	—	—	0%

To the extent the Company's three-year absolute Total Stockholder Return is negative but relative performance is above the 50th percentile, the total percentage of PSUs to be eligible to be settled pursuant to the Relative Total Stockholder Return subcomponent shall be capped at the "target" amount.

The Committee selected target performance measures that were aligned with the long-term target financial performance goals communicated by the Company to its stockholders in its investor conference calls and related presentations. The Committee attempted to establish maximum and threshold performance levels that would appropriately reward the Named Executive Officers for exceptional performance, while also providing them with continued motivation in the event that market factors or down periods make it impossible to meet target performance levels. Percentage payouts between the threshold, target and maximum levels are linearly interpolated for each financial performance subcomponent. A partial PSU payout can be earned by the Named Executive Officers as long as the Company achieves the threshold performance for one of the performance factors even if the Company does not achieve threshold performance for the other performance factor.

The Committee also has discretion to adjust the payout calculation in order to reduce (but not increase) the number of PSUs earned to take into account any unanticipated events including, but not limited to, extraordinary or non-recurring items, changes in tax laws, changes in generally accepted accounting principles, impacts of discontinued operations and restatements of prior period financial results.

If any of the Company's financial statements are restated before the payout of PSUs as the result of errors, omissions or fraud, for any fiscal year during the three-year performance period, such restated results will be used to recalculate any PSU conversions made at the expiration of the performance period.

Fiscal 2024-2026 Performance. The end of fiscal 2026 marked the end of the three-year performance period for PSUs granted in fiscal 2024. For this performance period, the Company achieved three-year Relative Total Stockholder Return in the 31st percentile (resulting in a 62% payout for this component) and three-year average Return on Invested Capital of 9.9% (resulting in a 0% payout for this component), which equated to a cumulative payout percentage of 31% of target. In accordance with the terms of the PSUs earned for this performance period, Mr. Wood was issued 2,546 shares of common stock (resulting from 8,296 PSUs awarded in fiscal 2024), Mr. Magnusson was issued 413 shares of common stock (resulting from 1,348 PSUs awarded in fiscal 2024), Mr. Marion was issued 445 shares of common stock (resulting from 1,451 PSUs awarded in fiscal 2024), and Mr. Ketcham was issued 636 shares of common stock (resulting from 2,074 PSUs awarded in fiscal 2024). Messrs. Hinrichsen and Coburn did not receive PSU payouts for the performance period as no awards had been granted as part of this performance period. Mr. Oberto forfeited his unvested PSUs for this performance period in connection with his resignation from the Company. No payouts have yet been earned with respect to the PSUs awarded in fiscal 2025 and fiscal 2026 which have three-year performance periods ending at the end of fiscal 2027 and fiscal 2028, respectively.

For PSUs granted in fiscal 2024, "Relative Total Stockholder Return" and "Return on Invested Capital" or "ROIC" were calculated in the same manner as described above for PSUs granted in fiscal 2026. For purposes of calculating Relative Total Stockholder Return, four members of the originally approved peer group, Barnes Group Inc., Chart Industries, Inc., CIRCOR International, Inc. and Hillenbrand, Inc., were acquired and thus removed from the peer group for PSUs granted in fiscal 2024.

PROPOSAL 1 ELECTION OF DIRECTORS

Restricted Stock Unit (RSU) Awards. For the previously discussed reasons, the Committee determined that one quarter of each Named Executive Officer's long-term incentive award should consist of RSUs. RSUs represent a right to receive a certain number of shares of the Company's common stock at a specified time in the future, but are not conditioned upon achieving any specific performance objectives, and are only payable if the recipient remains employed by the Company at the end of the vesting period leading up to the payout of the RSU (or under certain circumstances involving a change in control, death or complete disability, as discussed in the "Termination Payments" section below). RSUs are designed primarily to encourage retention of executive officers and key employees.

The RSUs awarded in fiscal 2026 vest according to a three-year schedule, with one-third of the RSUs vesting on November 1 of each fiscal year following the fiscal year of their award contingent upon the Named Executive Officer's continued employment with the Company. Upon vesting, each RSU converts into a share of the Company's common stock.

Nonqualified Stock Option Awards. Nonqualified stock options represent an option to purchase shares of the Company's common stock at a price equal to the closing price on the New York Stock Exchange of the Company's common stock on the grant date. Stock options have a 10-year term and, in order to be consistent with other long-term equity awards, stock options awarded in fiscal 2026 vest and become exercisable ratably over a 3-year period (one-third each year) on November 1 of the next three calendar years following the grant date contingent upon the Named Executive Officer's continued employment with the Company (or under certain circumstances involving a change in control, death or complete disability, as discussed in the "Termination Payments" section below). The stock options are designed to motivate executives to increase stockholder value as the stock options will only have value if stockholders also benefit from increasing stock prices.

The nonqualified stock options awarded in fiscal 2026 have an exercise price of $114.41, which is equal to the closing price on the New York Stock Exchange of the Company's common stock on the grant date of October 27, 2025. No stock option may be exercised more than 10 years from the date of grant.

Stock Ownership Guidelines. The Committee intends that annual grants of long-term incentive awards will create a layering effect that will provide constant motivation and alignment of executive and stockholder interests extending into the future and will support executive retention. In December 2014, the Board adopted formal stock ownership guidelines applicable to all members of senior management. Each Named Executive Officer with an ownership target is expected to reach his respective ownership guideline within seven years after the date of his appointment as an officer. In addition to shares owned by the executive, outstanding RSUs and in-the-money stock options, net of taxes and exercise price, are counted toward the ownership guideline. PSUs are not counted toward the ownership guideline until they are earned, vested and distributed to the executive. The following table sets forth the applicable stock ownership guideline for each Named Executive Officer and the current ownership multiple for such officer as of the Record Date.

Named Executive Officer	Stock Ownership Guideline (multiple of Salary)	Current Ownership (multiple of Salary)(1)

Mr. Wood	5x	6.0x
Mr. Hinrichsen(2)	—	—
Mr. Magnusson(3)	2x	1.7x
Mr. Marion	2x	2.7x
Mr. Coburn(4)	—	—
Mr. Ketcham(2)	—	—
Mr. Oberto(2)	—	—
(1)
Based on the 200-day average daily closing price of a share of the Company's common stock on the NYSE ending on the Record Date and executive salaries in effect on the Record Date.
(2)
Messrs. Hinrichsen, Ketcham, and Oberto are not officers of the Company as of the Record Date and are not subject to stock ownership guidelines.
(3)
Mr. Magnusson has been employed by the Company since August 2015, but has only served as an officer since he was appointed to such role in December 2025.
(4)
Mr. Coburn has not entered into an employment agreement with the Company and is not subject to stock ownership guidelines.

PROPOSAL 1 ELECTION OF DIRECTORS

Anti-Pledging/Hedging Policy. Pursuant to the Company's Corporate Governance Principles, Named Executive Officers are prohibited from pledging Company securities as collateral for any outstanding obligation and from trading in derivative securities of Company securities, engaging in short sales of Company securities, or purchasing any other financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) that are designed to hedge or offset any decrease in the market value of Company securities.

Other Employee Benefits. The Company also provides certain other benefits to its Named Executive Officers in the normal course of business as appropriate to be competitive with market practice. In addition to this standard benefits package, Named Executive Officers are provided supplemental life insurance coverage and offered participation in a concierge executive health program. Named Executive Officers may also participate in an annual executive physical program that provides each of them with a comprehensive health and wellness examination that goes beyond the standard physical examinations covered by most insurance programs and which reduces the risk for a significant business disruption by striving to prevent and/or timely treat executive illness. The Company also offers a nonqualified deferred compensation plan to allow a select group of eligible participants, including all Named Executive Officers, to elect to defer a portion of their compensation without regard to the tax code limitations applicable to tax‑qualified plans. Additional information regarding the deferred compensation plan for this group is included under "Nonqualified Deferred Compensation" below.

Other benefits provided to the Named Executive Officers are those which are generally available to all employees of the Company, subject to the satisfaction of certain eligibility requirements, such as participation in Company-sponsored health and dental insurance, life insurance and disability benefits, and the employee stock purchase plan. The Company and employee participants share in the cost of these programs. The Company maintains a qualified 401(k) retirement plan to which the Company makes matching contributions corresponding to employee contributions. The Company's Named Executive Officers are eligible to participate in each of these employee benefit plans.

See the Summary Compensation Table for additional information about the value of benefits and perquisites provided to Named Executive Officers in fiscal 2026.

Termination Payments. The Company is party to arrangements with its Named Executive Officers that provide for termination payments under several possible scenarios, including payments that are triggered by a change in control of the Company.

For all equity awards issued and outstanding under the Company's 2025 Long-Term Incentive Plan and 2015 Long-Term Incentive Plan, there will be no acceleration of vesting of RSUs and options upon a change in control unless (i) such awards are not assumed or substituted by the acquirer or (ii) the acquirer's securities are not publicly traded in the United States, in which case, vesting would be fully accelerated. In the event of a change in control of the Company, outstanding PSUs will convert into an amount of Company common stock that is prorated to account for the amount of time the Named Executive Officers held the PSUs prior to the change in control transaction and will be paid out based on the probable or expected level of Relative Total Stockholder Return and ROIC at the time of the change in control.

The Company has entered into employment agreements with each Named Executive Officer, excluding Mr. Coburn, which do provide for certain additional compensation to them if their employment with the Company is terminated without cause. All termination provisions are designed to provide these executive officers with cash to provide for their living expenses in situations where their employment was not terminated voluntarily or for cause.

As provided in Mr. Wood's employment agreement, if Mr. Wood's employment is terminated without cause other than at any time within one year following a change of control, he will receive severance compensation equal to one and one-half times the sum of his annual base salary plus target bonus. If Mr. Wood is terminated without cause within one year following a change in control, then he will receive severance compensation equal to three times the sum of his annual base salary plus target bonus.

In the case of Messrs. Magnusson and Marion, each of them will be entitled to receive a lump sum payment equal to his annual salary if his employment is terminated without cause other than at any time within one year following a change in control or the sum of his annual salary plus target bonus if his employment is terminated without cause or if he terminates his employment for good reason within one year following a change in control.

In the case of Messrs. Hinrichsen, Ketcham, and Oberto, change in control provisions are not applicable as they are no longer employed by the Company.

In the case of Mr. Coburn, he is not entitled to any payment due to the absence of an employment agreement between himself and the Company.

PROPOSAL 1 ELECTION OF DIRECTORS

Recent Developments.

Upcoming Fiscal 2027 Executive Transitions. Please see "—Recently Announced Executive Transitions" below for information regarding upcoming transitions affecting the Chief Financial Officer role and the terms of Mr. Hinrichsen's departure and the terms of Mr. Koch's appointment.

PROPOSAL 1 ELECTION OF DIRECTORS

Potential Payments Upon Termination or Change in Control. The following tables set forth the estimated amount of the benefits that each of the Named Executive Officers would have received under a variety of hypothetical termination and change in control scenarios occurring on August 31, 2026. All of the information presented in the following tables is provided for illustrative purposes only. For information regarding the terms of Mr. Hinrichsen's departure at the end of fiscal 2026, please see "—Recently Announced Executive Transitions" below.

TERMINATION SCENARIOS NOT INVOLVING A CHANGE IN CONTROL

	Termination of NEO’s employment by the Company without Cause occurring on August 31, 2026:		Termination of NEO’s employment by reason of the NEO’s death or disability occurring on August 31, 2026:
Name(1)(2)	Cash Payment ($)(3)	Accelerated Equity Awards ($)(4)	Cash Payment ($)	Death/Disability Benefit ($)(5)	Accelerated Equity Awards ($)(6)

Randy A. Wood	$2,649,000	$—	$—	$1,000,000	$3,800,908
Brian J. Magnusson	$434,400	$—	$—	$934,400	$588,231
J. Scott Marion	$409,500	$—	$—	$909,500	$597,793

(1)
Messrs. Hinrichsen, Ketcham, and Oberto are excluded due to their departure from the Company in fiscal 2026. Each NEO's departure is described in a Current Report on Form 8-K filed by the Company with the SEC, which report includes the amount of compensation such NEO was entitled to as part of his separation from the Company.
(2)
Mr. Coburn is excluded due to the absence of an employment agreement between himself and the Company.
(3)
These amounts represent the payments that the NEOs would receive under their employment agreements if the Company should terminate their employment without Cause prior to a Change in Control (each as defined in the applicable employment agreement).
(4)
The NEOs' RSU and PSU award agreements both require that an NEO must remain employed with the Company on the scheduled RSU and PSU vesting date. In this scenario, if an NEO's employment with the Company were to terminate on August 31, 2026, then that NEO would automatically forfeit the entirety of his previously issued and outstanding RSUs and PSUs.
(5)
These amounts represent the amount of life insurance benefits that the NEO's designated beneficiaries would receive upon the NEO's death under life insurance coverage provided by the Company. The amounts do not include any additional benefits which might be paid out under supplemental coverage purchased by the NEOs on their own accord through the Company. The Company also provides disability insurance for the NEOs. In the event of a complete disability, the NEOs would first receive six months of short-term disability benefits through regular payroll equal to 75% of their base salary. The disabled NEOs would then receive monthly long-term payments equal to 66.7% of their monthly base salary capped at $12,500 a month, continuing until they reach age 65.
(6)
These amounts represent (i) the value of PSU and RSU awards which would convert into shares of Company common stock, and (ii) the in-the-money value of unvested stock options that would vest following the termination of an NEO's employment as a result of the NEO's death or complete disability. These amounts do not include the value of stock options that had already vested prior to the triggering event. Following a termination as a result of death or complete disability, (a) unvested stock options will become fully vested, (b) each outstanding RSU will automatically convert into one share of Company common stock, and (c) outstanding PSUs will convert into an amount of Company common stock that is prorated to account for the amount of time the NEOs held the PSUs prior to termination by reason of death or complete disability and will be paid out based on the probable or expected level of achievement with respect to the applicable performance measures at the time of termination by reason of death or complete disability (i.e., Relative Total Stockholder Return and ROIC). For illustrative purposes, these amounts were calculated assuming that the Company would have achieved a "target" level performance during the period prior to the termination by death or complete disability and that it would be probable and expected following the termination for the Company to continue that "target" performance for the remainder of the PSU award period. These amounts were calculated using the $114.91 closing price of the Company's common stock on the assumed date of termination by reason of death or complete disability of August 31, 2026.

PROPOSAL 1 ELECTION OF DIRECTORS

CHANGE IN CONTROL SCENARIOS

Scenario 1 – The Company
undergoes a Change in Control on
August 31, 2026, where (i) the
Company does not terminate the
NEO’s employment without Cause
and (ii) the NEO does not terminate
his employment with Good Reason,
and (iii) the NEO’s awards are
assumed or substituted by an
acquirer with securities that are
publicly traded in the
United States.

Scenario 2 – The Company
undergoes a Change in Control on
August 31, 2026, where (i) the
Company does not terminate the
NEO’s employment without Cause
and (ii) the NEO does not terminate
his employment with Good Reason,
and (iii)(a) the NEO’s equity awards
are not assumed or substituted by the
acquirer and/or (b) the acquirer’s
securities are not publicly traded in
the United States.

Scenario 3 – The Company
undergoes a Change in
Control on August 31, 2026
and on that same date the
Company either terminates the
NEO’s employment without
Cause or the NEO terminates
his employment with Good
Reason.

Name(1)(2)	Cash Payment ($)	Accelerated Equity Awards ($)(3)	Cash Payment ($)	Accelerated Equity Awards ($)(3)	Cash Payment ($)(4)	Accelerated Equity Awards ($)(3)

Randy A. Wood	$—	$3,790,230	$—	$3,800,908	$5,298,000	$3,800,908
Brian J. Magnusson	$—	$586,807	$—	$588,231	$673,320	$588,231
J. Scott Marion	$—	$596,191	$—	$597,793	$634,725	$597,793

(1)
Messrs. Hinrichsen, Ketcham, and Oberto are excluded as a result of their departure from the Company in fiscal 2026. Each NEO's departure is described in a Current Report on Form 8-K filed by the Company with the SEC, which report includes the amount of compensation such NEO was entitled to as part of his separation from the Company.
(2)
Mr. Coburn is excluded due to the absence of an employment agreement between himself and the Company.
(3)
These amounts represent (i) the value of PSU and RSU awards which would convert into shares of Company common stock, and (ii) the in-the-money value of unvested stock options that would vest upon a Change in Control. These amounts do not include the value of stock options that had already vested prior to the triggering event. Following a Change in Control, with respect to all equity awards issued under the Company's 2025 Long-Term Incentive Plan and 2015 Long-Term Incentive Plan that are assumed or substituted by an acquirer with securities that are publicly traded in the United States, (a) there will be no acceleration of vesting of stock options or RSUs and (b) outstanding PSUs will convert into an amount of Company common stock that is prorated to account for the amount of time the NEOs held the PSUs prior to the Change in Control transaction and will be paid out, as applicable, based on the probable or expected level of achievement with respect to the applicable performance measures at the time of the Change in Control (i.e., Relative Total Stockholder Return and ROIC). Following a Change in Control, with respect to all equity awards issued under the Company's 2025 Long-Term Incentive Plan and 2015 Long-Term Incentive Plan that are not assumed or substituted by an acquirer or if an acquirer's securities are not publicly traded in the United States: (I) unvested stock options will become fully vested, (II) each outstanding RSU will automatically convert into one share of Company common stock, and (III) outstanding PSUs will convert into an amount of Company common stock that is prorated to account for the amount of time the NEOs held the PSUs prior to the Change in Control transaction and will be paid out, as applicable, based on the probable or expected level of achievement with respect to the applicable performance measures at the time of the Change in Control (i.e., Relative Total Stockholder Return and ROIC). For illustrative purposes, these amounts were calculated assuming that the Company would have achieved a "target" level performance during the period prior to the Change in Control and that it would be probable and expected following the Change in Control for the Company to continue that "target" performance for the remainder of the PSUs award period. These amounts were calculated using the $114.91 closing price of the Company's common stock on the last trading day prior to the assumed Change in Control date of August 31, 2026.
(4)
These amounts represent the payments that each NEO with an effective employment agreement would receive under his employment agreement if the Company should terminate his employment without Cause or if he should terminate his employment with Good Reason (each as defined in the applicable employment agreement) within one year following a Change in Control.

Tax Considerations. The Committee considers the impact of applicable tax laws with respect to executive compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)"), imposes an annual, individual limit of $1 million on the deductibility of the Company's compensation payments to the chief executive officer and certain other Named Executive Officers. Prior to the effectiveness of the Tax Cuts and Jobs Act of 2017, the deduction limit did not apply to performance-based compensation, provided that certain conditions were satisfied. However, the Tax Cuts and Jobs Act of 2017 eliminated the Section 162(m) provisions exempting performance-based compensation from the $1 million deduction limit, subject to an exception for remuneration pursuant to a written binding contract which was in effect on November 2, 2017. As a result, while the Committee attempted to preserve, to the extent practicable, the deductibility of all compensation payments to the Company's executive officers until the tax law change, the Company is generally no longer able to take a deduction for any annual compensation paid to its current or former Named Executive Officers in excess of $1 million and does not limit executive compensation to amounts deductible under Section 162(m).

PROPOSAL 1 ELECTION OF DIRECTORS

Recently Announced Executive Transitions.

Chief Financial Officer. On July 17, 2026, the Company announced that Mr. Hinrichsen had notified the Board of Directors of the Company of his intent to resign from his position as the Company's Senior Vice President and Chief Financial Officer effective August 31, 2026 (the "Effective Date").

From the Effective Date through December 31, 2026 (the "Transition Period”), Mr. Hinrichsen agreed to provide transition services to the Company pursuant to the terms of a written transition services agreement (the "Transition Services Agreement”). In consideration of Mr. Hinrichsen’s provision of transition services, release of claims, and compliance with certain obligations, including non-competition, non-solicitation, and non-disparagement covenants:

•
Mr. Hinrichsen will receive cash compensation in the amount of $100,000 for transition services, payable in a single lump sum following the end of the Transition Period;
•
Mr. Hinrichsen shall receive his annual bonus under the Company’s Management Incentive Plan for the 2026 Plan Year;
•
Mr. Hinrichsen will receive cash compensation in the amount of $110,000, payable in a single lump sum following the Effective Date, with such amount approximating the value he would have received under outstanding equity awards had he remained an employee through the November 1, 2026 vesting date;
•
the Company shall pay Mr. Hinrichsen’s COBRA premium to maintain group health insurance for the four (4) month period following the Effective Date through the end of the Transition Period; and
•
the Company will waive any rights it may have to repayment of Mr. Hinrichsen’s cash signing bonus.

On November 2, 2026, the Company announced that its Board of Directors appointed Michael Koch to serve as the Company's Senior Vice President and Chief Financial Officer, effective November 9, 2026.

Compensation Committee Report

The Company's Human Resources and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on the Committee's review of, and the discussions with management with respect to, the Compensation Discussion and Analysis, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

David B. Rayburn, Chairperson
Robert E. Brunner
Pablo Di Si
Consuelo E. Madere

Pay Ratio Information

The Company is providing the following information about the relationship of the annual total compensation of its employees and the annual total compensation of Randy A. Wood, its Chief Executive Officer for fiscal 2026. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with applicable securities regulations. This information is being provided for the purposes of compliance with the pay ratio disclosure requirement. Neither the Human Resources and Compensation Committee nor management of the Company used the pay ratio measure in making compensation decisions.

On August 31, 2026 (the "Pay Ratio Date"), the Company had approximately 567 U.S. employees and 516 non-U.S. employees, for a total of 1,083 employees. This population consisted of the Company's full-time, part-time, seasonal and temporary employees. In determining the median employee, the Company excluded from its employee population all of its 41 employees then located in Italy (28 employees) and the Netherlands (13 employees), or 3.8% of the Company's total global workforce, pursuant to a de minimis exemption permitted under SEC rules.

To identify the median employee from the Company's employee population, a comparison was made of the amount of base salary and wages plus target cash bonus for each employee who was employed on the Pay Ratio Date as reflected in payroll records from September 1, 2025 to August 31, 2026, excluding the Company's Chief Executive Officer. The compensation was annualized

PROPOSAL 1 ELECTION OF DIRECTORS

for employees who were hired during the measurement year but did not work for the Company the entire year, excluding seasonal and temporary employees. No cost-of-living adjustments were made in identifying the median employee. The median employee was then identified from the Company's employee population by arraying and sorting the Company's employee population from highest to lowest compensation and then choosing the employee who was ranked in the middle of the population.

The identified median employee was a full-time employee. After the median employee was identified, such employee's annual total compensation was calculated using the same methodology used for the Company's Named Executive Officers as set forth in the Summary Compensation Table.

For fiscal 2026, the total compensation for Mr. Wood was $4,628,258, as reported for the Chief Executive Officer in the "Total" column of our Summary Compensation Table, and the annual total compensation for the median employee was $61,735, which resulted in a ratio of 75.0 to 1.

The SEC rules for identifying the median employee and calculating the pay ratio based on that employee's annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. The Company believes that the calculated ratios are reasonable estimates calculated in a manner consistent with the pay ratio disclosure requirements. The pay ratios reported by other companies, including those within the Company's peer group and industry, may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

Executive Compensation

The table below sets forth information regarding all forms of compensation earned by the Company's Named Executive Officers during the last three fiscal years.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All other Compensation ($)		Total ($)

Randy A. Wood	2026	879,981	2,169,967	750,023	811,698	16,589	(4)	4,628,258
President and Chief Executive Officer	2025	837,744	2,375,165	749,969	1,117,698	15,049		5,095,625
	2024	807,577	1,658,702	499,996	672,300	11,727		3,650,302

Samuel S. Hinrichsen	2026	374,355	580,993	149,999	222,479	373,173	(5)	1,700,998
Former Senior Vice President and
Chief Financial Officer (November 2025 - August 2026)(6)

Brian J. Magnusson	2026	423,565	337,503	99,987	213,901	17,760	(7)	1,092,717
President – Irrigation (December 2025 - Present)(8)

J. Scott Marion	2026	408,400	325,412	112,489	203,660	18,533	(9)	1,068,494
President – Infrastructure	2025	390,102	356,200	112,479	286,706	16,601		1,162,088
	2024	381,123	290,080	87,467	173,470	16,041		948,181

Brett R. Coburn	2026	216,739	67,474	—	65,087	9,701	(10)	359,001
Vice President and Chief Accounting Officer(11)

Brian L. Ketcham	2026	214,093	—	—	—	306,676	(12)	520,768
Former Senior Vice President and	2025	457,171	514,555	162,474	397,127	17,965		1,549,292
Chief Financial Officer (April 2016 - December 2025)(13)	2024	444,358	414,676	124,966	244,416	18,056		1,246,472

Gustavo E. Oberto	2026	132,431	325,412	112,489	—	438,371	(14)	1,008,704
Former President – Irrigation (September 2020 - November 2025)(15)	2025	433,975	356,200	112,479	315,993	3,892		1,222,538
	2024	420,404	290,080	87,467	192,187	4,478		994,616

(1)
These awards consist of both RSUs and PSUs granted under the Company's 2025 Long-Term Incentive Plan and 2015 Long-Term Incentive Plan. The RSUs vest one-third per year over three years and the PSUs cliff vest on November 1 following the end of their respective three-year performance periods. The amount shown reflects the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("ASC 718"), Stock Compensation, assuming a payout at target for equity incentive plan awards. Assuming the maximum level of performance was achieved for the PSUs awarded in fiscal 2026, the grant date fair value of these awards would have been: Mr. Wood, $2,892,525; Mr. Hinrichsen, $725,376; Mr. Magnusson, $433,844; Mr. Marion, $433,768; Mr. Coburn, $67,474; and Mr. Oberto, $433,768. Mr. Ketcham was not granted stock awards for fiscal 2026 in accordance with his announced retirement.

PROPOSAL 1 ELECTION OF DIRECTORS

(2)
These awards consist of stock option awards granted under the Company's 2025 Long-Term Incentive Plan and 2015 Long-Term Incentive Plan. Stock options vest one-third per year over three years on November 1 of each year following the date of grant. The amounts shown reflect the grant date fair value as computed in accordance with ASC 718, Stock Compensation. The assumptions used to calculate the grant date fair value of stock option awards are included in Note 18 to the consolidated financial statements contained in the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 2026.
(3)
These amounts represent annual cash incentive awards received under the Company's Management Incentive Plan for each fiscal year.
(4)
For fiscal 2026, consists of $10,800 in matching contributions to the Company's defined contribution profit-sharing and 401(k) plan, $2,700 in fees for participation in a concierge executive health program, $1,380 in premiums for supplemental life insurance, $1,209 in premiums for group term life insurance, and $500 in health savings account contributions.
(5)
For fiscal 2026, consists of $110,000 of cash paid in lieu of equity, $100,000 of transition services compensation, $100,000 of sign-on bonus, $51,852 for reimbursement of relocation expenses, $9,519 in matching contributions to the Company's defined contribution profit-sharing and 401(k) plan, $762 in premiums for supplemental life insurance, $540 in premiums for group term life insurance, and $500 in health savings account contributions.
(6)
Mr. Hinrichsen resigned as the Company's Senior Vice President and Chief Financial Officer effective August 31, 2026. He will provide transition services to the Company pursuant to the terms of the Transition Services Agreement, which expires by its terms on December 31, 2026.
(7)
For fiscal 2026, consists of $11,674 in matching contributions to the Company's defined contribution profit-sharing and 401(k) plan, $2,700 in fees for participation in a concierge executive health program, $1,200 in health savings account contributions, $900 in premiums for supplemental life insurance, $665 in premiums for group term life insurance, $600 of fitness reimbursements, and $22 of corrective benefit income.
(8)
Mr. Magnusson has been employed by the Company since August 2015 and was appointed as an executive officer of the Company effective December 1, 2025. Amounts included in the table represent his compensation for the entire fiscal year.
(9)
For fiscal 2026, consists of $10,831 in matching contributions to the Company's defined contribution profit-sharing and 401(k) plan, $2,700 in fees for participation in a concierge executive health program, $2,580 in premiums for supplemental life insurance, $1,822 in premiums for group term life insurance, $400 in health savings account contributions, and $200 in fringe benefits.
(10)
For fiscal 2026, consists of $6,440 in matching contributions to the Company's defined contribution profit-sharing and 401(k) plan, $1,638 of corrective benefit income, $850 in health savings account contributions, $600 in fitness reimbursements, and $172 in premiums for group term life insurance.
(11)
Mr. Coburn has been employed by the Company since April 2019 and was appointed as an executive officer of the Company effective January 6, 2026. Amounts included in the table represent his compensation for the entire fiscal year.
(12)
For fiscal 2026, consists of $300,000 of transition services compensation, $2,959 in matching contributions to the Company's defined contribution profit-sharing and 401(k) plan, $1,713 in premiums for supplemental life insurance, $1,235 in premiums for group term life insurance, and $768 in fees for participation in a concierge executive health program.
(13)
Mr. Ketcham retired as the Company's Senior Vice President and Chief Financial Officer effective December 31, 2025. He will provide consulting and transition services to the Company pursuant to the terms of a written consulting agreement, which expires by its terms on December 31, 2026.
(14)
For fiscal 2026, consists of $437,000 of separation pay, $499 in premiums for supplemental life insurance, $350 in health savings account contributions, $300 in fitness reimbursements, and $222 in premiums for group term life insurance.
(15)
Mr. Oberto resigned as the Company's President – Irrigation effective November 30, 2025.

PROPOSAL 1 ELECTION OF DIRECTORS

The following table sets forth information concerning each grant of an award made to the Company's Named Executive Officers during the last completed fiscal year under the Company's 2025 Long-Term Incentive Plan and Management Incentive Plan for fiscal 2026.

GRANTS OF PLAN-BASED AWARDS

											All Other
										All other	Option
										Stock	Awards:		Grant
			Number of	Estimated Future Payouts			Estimated Future			Awards:	Number	Exercise	date fair
			Non-Equity	Under Non-Equity Incentive			Payouts Under Equity			Number	of Securities	or Base	value of
			Incentive	Plan Awards(1)			Incentive Plan Awards(2)			of Shares	Under-	Price of	stock and
			Plan Units	Thres-		Maxi-	Thres-		Maxi-	of Stock	lying	Option	option
	Grant	Approval	Granted	hold	Target	mum	hold	Target	mum	or Units(3)	Options(4)	Awards	awards
Name	Date	Date	(#)	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)(5)	($)(6)

Randy A. Wood	10/27/2025	10/27/2025	—	441,500	883,000	1,766,000	6,555	13,110	26,220	6,555	21,356	$114.41	$2,919,990
Samuel S. Hinrichsen	11/3/2025	11/3/2025	—	121,875	243,750	487,500	1,337	2,674	5,348	2,674	4,339	$112.17	$730,993
Brian J. Magnusson	10/27/2025	10/27/2025	—	27,149	54,299	108,598	874	1,748	3,496	874	2,847	$114.41	$389,316
	12/1/2025	12/1/2025	—	89,595	179,190	358,380	—	—	—	427	—	—	$48,174
J. Scott Marion	10/27/2025	10/27/2025	—	112,613	225,225	450,450	983	1,966	3,932	983	3,203	$114.41	$437,902
Brett R. Coburn	10/27/2025	10/27/2025	—	8,002	16,005	32,009	—	—	—	437	—	—	$48,171
	1/12/2026	1/12/2026	—	26,645	53,290	106,580	—	—	—	162	—	—	$19,304
Brian L. Ketcham(7)	—	—	—	—	—	—	—	—	—	—	—	—	—
Gustavo E. Oberto	10/27/2025	10/27/2025	—	120,175	240,350	480,700	983	1,966	3,932	983	3,203	$114.41	$437,902

(1)
Amounts reflect grants made under the Management Incentive Plan for fiscal 2026 (the 2026 MIP is discussed in the "Compensation Discussion and Analysis" section). Actual payouts earned under the program for fiscal 2026 can be found in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table.
(2)
These awards consist of PSUs granted in fiscal 2026 under the Company's 2025 Long-Term Incentive Plan for the fiscal 2026 to fiscal 2028 performance period. The amounts shown equal the aggregate number of shares of common stock into which the PSUs will convert if certain threshold, target and maximum performance objectives are met.
(3)
These awards consist of RSUs granted in fiscal 2026 under the Company's 2025 Long-Term Incentive Plan. The amounts shown equal the aggregate number of shares of common stock into which the RSUs will convert if the grantee maintains his employment with the Company for the entire vesting period. These RSUs vest according to a three-year schedule, with one-third of the RSUs vesting on November 1 of each fiscal year following the fiscal year of the award.
(4)
These awards consist of stock options granted in fiscal 2026 under the Company's 2025 Long-Term Incentive Plan. The amounts shown equal the aggregate number of shares of common stock into which the stock options will convert if the grantee maintains his employment with the Company for the entire vesting period. These options vest according to a three-year schedule, with one-third of the options vesting on November 1 of each fiscal year following the fiscal year of the award.
(5)
The exercise price is the closing price of the Company's common stock on the date of grant.
(6)
Amounts are computed in accordance with ASC 718, Stock Compensation. PSUs are valued assuming a payout at target. The assumptions used to calculate the grant date fair value of stock option awards are included in Note 18 to the consolidated financial statements contained in the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 2026.
(7)
Mr. Ketcham retired as the Company's Senior Vice President and Chief Financial Officer effective December 31, 2025. Due to the timing of his announced retirement, Mr. Ketcham did not receive any plan-based awards for fiscal 2026 in anticipation of his retirement.

PROPOSAL 1 ELECTION OF DIRECTORS

The following table sets forth information concerning unexercised options, stock that has not vested and equity incentive plan awards for each of the Company's Named Executive Officers that were outstanding as of the end of the last completed fiscal year.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Been Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)		($)(1)	(#)		($)(1)

Randy A. Wood	3,743	—	—	$91.82	10/22/2028
	3,825	—	—	$94.41	10/31/2029
	3,015	—	—	$110.42	10/26/2030
	4,709	—	—	$127.47	1/4/2031
	10,447	—	—	$145.93	10/25/2031
	8,666	—	—	$156.16	10/24/2032
	7,538	3,769	—	$120.54	10/23/2033
	5,925	11,851	—	$121.16	10/28/2034
	—	21,356	—	$114.41	10/27/2035
						12,065	(2)	1,386,389
									33,786	(3)	3,882,349
Samuel S. Hinrichsen(4)	—	—	—	—	—	—		—	—		—
Brian J. Magnusson	360	—	—	$156.16	10/24/2032
	1,224	613	—	$120.54	10/23/2033
	790	1,580	—	$121.16	10/28/2034
	—	2,847	—	$114.41	10/27/2035
						2,076	(2)	238,553
									4,746	(3)	545,363
J. Scott Marion	1,639	—	—	$90.71	1/30/2028
	1,770	—	—	$91.82	10/22/2028
	1,809	—	—	$94.41	10/31/2029
	1,426	—	—	$110.42	10/26/2030
	1,344	—	—	$145.93	10/25/2031
	1,463	—	—	$156.16	10/24/2032
	1,318	660	—	$120.54	10/23/2033
	888	1,778	—	$121.16	10/28/2034
	—	3,203	—	$114.41	10/27/2035
						1,844	(2)	211,894
									5,274	(3)	606,035
Brett R. Coburn	—	—	—	—	—	943	(2)	108,360
									—		—
Brian L. Ketcham(5)	3,840	—	—	$91.56	10/31/2027
	3,743	—	—	$91.82	10/22/2028
	3,825	—	—	$94.41	10/31/2029
	3,015	—	—	$110.42	10/26/2030
	2,538	—	—	$145.93	10/25/2031
	2,251	—	—	$156.16	10/24/2032
	1,884	942	—	$120.54	10/23/2033
	1,283	2,568	—	$121.16	10/28/2034
						1,240	(2)	142,488
									4,756	(3)	546,512
Gustavo E. Oberto(6)	—	—	—	—	—	—		—	—		—

PROPOSAL 1 ELECTION OF DIRECTORS

(1)
The market value of unearned shares is calculated using $114.91 per share, which was the closing market price of the Company's common stock on the NYSE on August 31, 2026, the last trading day of fiscal 2026.
(2)
These awards consist of RSUs granted under the Company's 2025 Long-Term Incentive Plan and 2015 Long-Term Incentive Plan. These RSUs vest one-third per year, vesting ratably on each November 1 following the end of the fiscal year of their respective grant date.
(3)
These awards consist of PSUs granted under the Company's 2025 Long-Term Incentive Plan and 2015 Long-Term Incentive Plan. These PSUs cliff vest on November 1 following the end of their respective three-year performance period. Each PSU converts into one share of common stock if target levels of performance are achieved, but may ultimately convert into a larger or smaller amount of stock depending upon actual performance achieved over the relevant three-year performance period.
(4)
Mr. Hinrichsen resigned as the Company's Senior Vice President and Chief Financial Officer effective August 31, 2026. He will provide transition services to the Company pursuant to the terms of the Transition Services Agreement, which expires by its terms on December 31, 2026. As part of his agreement, Mr. Hinrichsen will not vest in any outstanding equity awards.
(5)
Mr. Ketcham retired as the Company's Senior Vice President and Chief Financial Officer effective December 31, 2025. He will provide consulting and transition services to the Company pursuant to the terms of a written consulting agreement, which expires by its terms on December 31, 2026. As part of his agreement, Mr. Ketcham’s outstanding equity awards will continue to vest through the end of his consulting period. Any outstanding equity awards unvested subsequent to the end of the consulting period will be forfeited.
(6)
Mr. Oberto resigned as the Company's President – Irrigation effective November 30, 2025.

PROPOSAL 1 ELECTION OF DIRECTORS

The following table sets forth information concerning exercised options and vesting of stock awards for each of the Company's Named Executive Officers as of the end of the last completed fiscal year.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($)

Randy A. Wood	—	—	7,431	826,624
Samuel S. Hinrichsen(2)	—	—	—	—
Brian J. Magnusson	—	—	732	81,428
J. Scott Marion	—	—	1,224	136,158
Brett R. Coburn	—	—	260	28,922
Brian L. Ketcham	—	—	1,828	203,347
Gustavo E. Oberto	6,537	112,587	1,224	136,158

(1)
These awards consist of (i) the portion of RSUs granted during fiscal 2023, 2024, and 2025 that vested and converted into shares of common stock during fiscal 2026 and (ii) the portion of PSUs granted during fiscal 2023 that vested and converted into shares of common stock during fiscal 2026. The value realized upon vesting was calculated by multiplying the number of vesting RSUs and PSUs by the $111.24 closing price of the Company's common stock on October 31, 2025, the last business day prior to the Company's November 1, 2025 vesting date.

(2)
Mr. Hinrichsen's employment with the Company commenced on November 3, 2025. As a result, he had no outstanding equity awards that would have vested during fiscal 2026.

Pension Benefits

The Company does not provide for any defined benefit and actuarial pension plans for its Named Executive Officers. Accordingly, no tabular disclosure is being provided under this heading.

Nonqualified Deferred Compensation

The Human Resources and Compensation Committee approved the Lindsay Corporation Nonqualified Deferred Compensation Plan (the "Deferred Compensation Plan") pursuant to an Adoption Agreement executed on April 30, 2022. The Deferred Compensation Plan, effective May 1, 2022, is an unfunded, non‑qualified deferred compensation plan intended to be exempt from the vesting, funding and fiduciary requirements set forth in Title I of the Employee Retirement Income Security Act of 1974, as amended. The Deferred Compensation Plan allows a select group of eligible participants, including all Named Executive Officers, to elect to defer the receipt of up to 80% of their base salaries and up to 100% of their bonuses, and to receive such deferred compensation in the form of a lump sum or periodic annual installments at certain future dates as elected by the participant or upon the occurrence of certain events such as death or six months following separation from service, including in the event of an unforeseeable emergency, as defined in the Deferred Compensation Plan. Participant contributions will be fully vested at all times. Employer contributions will not be made under the Deferred Compensation Plan. Deferral and distribution elections are made by participants in accordance with the Deferred Compensation Plan and Section 409A of the Internal Revenue Code of 1986, as amended.

Each participant's deferred compensation account will be deemed invested in investment vehicles selected by the participant from a list made available by the Deferred Compensation Plan's administrator from time to time. These investment alternatives will be substantially identical to the mutual fund offerings available under the Company's 401(k) plan. The deemed investment accounts represent an unfunded, unsecured promise by the Company to pay such amounts in the future, and do not represent ownership of, or any ownership interest in, any particular assets of the Company. Payments under the Deferred Compensation Plan will be made from the assets of a trust established by the Company as a reserve for benefits payable under the Deferred Compensation Plan. The trust's assets remain subject to the claims of the Company's general creditors.

PROPOSAL 1 ELECTION OF DIRECTORS

The following table summarizes the activity within the Deferred Compensation Plan during fiscal 2026 for the Named Executive Officers.

Name(1)	Aggregate Balance at August 31, 2025 ($)	Executive Contributions in Fiscal 2026 ($) (2)	Company Contributions in Fiscal 2026 ($)	Aggregate Earnings in Fiscal 2026 ($) (3)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at August 31, 2026 ($)

Randy A. Wood	426,737	100,000	—	30,006	—	556,743

J. Scott Marion	440,551	117,276	—	64,697	—	622,523

Brian L. Ketcham	1,042,565	—	—	58,923	—	1,101,488

Gustavo E. Oberto	135,307	5,463	—	17,604	(158,373)	—

(1)
Messrs. Hinrichsen, Magnusson, and Coburn are excluded as they do not participate in the Company's Deferred Compensation Plan.
(2)
The executive contribution amounts included in this table are derived from the Salary and Non-Equity Incentive Plan Compensation columns of the Summary Compensation Table.
(3)
Earnings (losses) are based on investment vehicles selected by the participant from a list made available by the Deferred Compensation Plan's administrator. These investment alternatives are substantially identical to the mutual fund offerings available under the Company's 401(k) plan. Earnings (losses) vary based on participant investment elections. These amounts are not included in the Summary Compensation Table because earnings (losses) were not preferential or above market.

Pay Versus Performance

The Company is providing the following information about the relationship of the "compensation actually paid" to its Chief Executive Officer and the "average compensation actually paid" to its other Named Executive Officers ("Other NEOs"), as calculated under the pay versus performance proxy rules adopted by the SEC under the Dodd-Frank Act, for fiscal 2026, fiscal 2025, fiscal 2024, fiscal 2023, and fiscal 2022 to certain financial performance measures. This information is being provided for the purposes of compliance with the pay versus performance disclosure requirement. Neither the Human Resources and Compensation Committee nor management of the Company considered the pay versus performance disclosure below in making compensation decisions. For information regarding the decisions made by the Human Resources and Compensation Committee regarding Named Executive Officers' compensation and for additional details on how the Company aligns pay with performance, see the "Compensation Discussion and Analysis" and "Executive Compensation" sections in this Proxy Statement.

•
The "compensation actually paid" amounts are calculated by making SEC-required adjustments to the "Total" compensation amounts for the Named Executive Officers presented in the Summary Compensation Table. The dollar amounts for "compensation actually paid" in the table below do not reflect the actual amount of compensation earned, realized, or received by the Chief Executive Officer or any individual Named Executive Officer during the applicable fiscal years. A significant portion of the value reflected in the table remains subject to forfeiture if underlying vesting conditions for equity awards are not achieved.
•
The financial performance measures presented are Company total shareholder return ("Company TSR"), peer group total shareholder return ("Peer Group Index TSR"), net earnings, and ROIC. The peer group shown for the purposes of this pay versus performance disclosure is the S&P 600 Construction Machinery & Heavy Transportation Equipment Index, a peer group index that is presented in the Company Stock Performance graph in the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 2026.

Pay Versus Performance Table - Fiscal 2026

	Summary		Average
	Compensation	Compensation	Summary	Average	Value of Initial Fixed $100
	Table Total for	Actually Paid(3)	Compensation	Compensation	Investment Based on:		Net
	PEO	to PEO	Table Total for	Actually Paid(3)	Company	Peer Group	Earnings	ROIC(6)
Year(1)(2)(3)	(Wood)	(Wood)	Other NEOs	to Other NEOs	TSR(4)	Index TSR(5)	($M)	(%)

2026	4,628,258	999,814	958,447	427,919	73.65	175.69	55.7	7.8

2025	5,095,625	5,429,238	1,311,306	1,443,797	86.83	191.97	74.1	10.9

2024	3,650,302	2,731,764	1,063,089	883,965	77.65	168.52	66.3	11.0

2023	3,859,697	1,520,230	1,131,911	425,907	76.79	131.88	72.4	13.4

2022	3,567,631	3,810,758	964,640	1,089,884	98.25	96.25	65.5	14.8

Net Operating Income After Tax
(Average* Invested Capital**)
*	- This average will be computed using the beginning and ending amounts of Invested Capital for the applicable fiscal year.
**	- Invested Capital means Total Interest-Bearing Debt plus Shareholders' Equity minus cash on hand.

PROPOSAL 1 ELECTION OF DIRECTORS

(1)
Other NEOs were Messrs. Hinrichsen, Magnusson, Marion, Coburn, Ketcham, and Oberto for fiscal 2026.
(2)
Other NEOs were Messrs. Ketcham, Oberto, and Marion for fiscal 2025, 2024, 2023, and 2022.
(3)
See following table for additional details about the calculation of the "compensation actually paid" value.

		Less Equity Amounts Reported in SCT		Plus Fair Value of Equity Awards Granted	Change in Fair Value From Prior Fiscal Year of Unvested and	Change in Fair Value From Prior Fiscal Year for Awards Vesting in	Fair Value of Awards as of the Prior Fiscal Year that Failed to Meet Vesting Conditions
($)	SCT Total Compensation	Stock Awards	Options	During the Fiscal Year	Outstanding Awards	the Fiscal Year	During the Year	Compensation Actually Paid

PEO

FY26	4,628,258	(2,169,967)	(750,023)	1,995,320	(2,422,811)	(280,963)	—	999,814

FY25	5,095,625	(2,375,165)	(749,969)	3,487,458	(222,903)	194,192	—	5,429,238

FY24	3,650,302	(1,658,702)	(499,996)	1,816,249	(528,357)	(47,733)	—	2,731,764

FY23	3,859,697	(1,536,658)	(481,223)	1,776,897	(1,370,685)	(727,799)	—	1,520,230

FY22	3,567,631	(1,311,505)	(436,696)	1,735,808	371,558	(116,038)	—	3,810,758

Average of Non-PEO NEOs

FY26	958,447	(272,799)	(79,161)	113,306	(213,403)	(78,471)	—	427,919

FY25	1,311,306	(408,985)	(129,144)	600,530	(44,132)	114,223	—	1,443,797

FY24	1,063,089	(331,612)	(99,967)	363,093	(102,278)	(8,361)	—	883,965

FY23	1,131,911	(305,863)	(95,826)	353,726	(353,397)	(304,644)	—	425,907

FY22	964,640	(209,376)	(68,674)	289,147	170,698	(56,551)	—	1,089,884

(4)
Company TSR assumes an initial $100 investment in Lindsay Corporation stock beginning on August 31, 2021. Company TSR is cumulative, with the value determined at the end of each applicable fiscal year, calculated in accordance with Item 201(e) of Regulation S-K, as modified by the pay versus performance proxy rules adopted by the SEC under the Dodd-Frank Act.
(5)
The peer group for the purposes of this pay versus performance disclosure is the S&P 600 Construction Machinery & Heavy Transportation Equipment Index, which is used by the Company for purposes of compliance with Item 201(e) of Regulation S-K. Peer Group Index TSR is calculated in accordance with Item 201(e) of Regulation S-K, as modified by the pay versus performance proxy rules adopted by the SEC under the Dodd-Frank Act.
(6)
The SEC requires disclosure of a Company-selected measure. The Company-selected measure for fiscal 2026 is ROIC, which is calculated in accordance with the formula below for fiscal year 2026. For fiscal years prior to 2026, invested capital was calculated as total interest-bearing debt plus shareholders' equity inclusive of cash on hand.

PROPOSAL 1 ELECTION OF DIRECTORS

Relationship to Financial Performance Measures

The following charts present the relationship of the compensation actually paid as presented in the above table for the Chief Executive Officer and the Other NEOs and the Company TSR, Peer Group Index TSR, net earnings, and ROIC.

Compensation Actually Paid Versus TSR
FY22-FY26
Compensation Actually Paid ($M)
$14
$12
$10
$8
$6
$4
$2
$0
$210.00
$180.00
$150.00
$120.00
$90.00
$60.00
$30.00
$0
TSR
FY22
FY23
FY24
FY25
FY26
PEO CAP (Wood)
Average NEOs CAP
Lindsay TSR
Peer TSR

PROPOSAL 1 ELECTION OF DIRECTORS

Most Important Financial Performance Measures for Fiscal 2026

In accordance with the pay versus performance rules adopted by the SEC under the Dodd-Frank Act, the Company sets forth below the most important financial measures it used to link pay to performance for fiscal 2026.

•
ROIC
•
Revenue
•
Operating margin
•
Free cash flow

Compensation of Directors

In addition to the regular compensation reviews that the Committee conducts for the executive officer compensation program (as discussed in the Compensation Discussion and Analysis), the Committee also evaluates the Company's compensation program for its Board of Directors. Based substantially upon Meridian's compensation analysis and in order to continue to closely match the median market compensation paid to directors of similarly situated companies, the Committee recommended that no changes be made to the Board compensation program for fiscal 2026.

For fiscal 2026, non-employee directors of the Company received annual cash retainers of $85,000, some or all of which they could elect to receive in the form of RSUs to be granted on the date of the Annual Meeting (along with the regular annual grant of RSUs discussed below). In addition, for fiscal 2026, the Chairperson of the Board of Directors received $85,000 for serving in that capacity, the Chairperson of the Audit Committee received $20,000 for serving as such Chairperson, the Chairperson of the Human Resources and Compensation Committee received $15,000 for serving as such Chairperson, and the Chairperson of the Corporate Governance and Nominating Committee received $15,000 for serving as such Chairperson. No additional cash retainers were paid to non-chair Board committee members for committee service. Directors are reimbursed for expenses they incur in attending meetings and are reimbursed for attending continuing education programs up to $5,000 per year or as otherwise approved by the Chairperson of the Board of Directors.

PROPOSAL 1 ELECTION OF DIRECTORS

Additionally, for fiscal 2026, each non-employee director received an annual grant of RSUs with an award value of $130,000 with the award being made on the date of the Annual Meeting. The number of RSUs to be awarded is based on the closing price of the Company's common stock on the grant date, and the RSUs are payable in shares of common stock under the 2025 Long-Term Incentive Plan. Accordingly, on January 6, 2026, each continuing non-employee director received an award of 1,046 RSUs, all of which vested on November 1, 2026.

For fiscal 2026, new directors who are not employees of the Company would have received a one-time grant of RSUs with an award value equal to the prorated amount of the last annual grant of RSUs based on the amount of time the new director will serve on the Board of Directors until the next annual meeting of stockholders, with the grant being made on the date of their first regular Board meeting as a director. The number of units awarded would equal the prorated amount divided by the closing stock price on the date of grant. These RSUs vest on the earlier of November 1 following the date of grant or the date of the next annual meeting of stockholders.

In addition to the cash retainers and RSUs described above, all non-employee directors were eligible to participate in the Lindsay Directors Plan, which was implemented during fiscal 2023 and provides non-employee directors with the ability to defer the receipt of some or all of their RSUs, whether received in lieu of their annual cash retainer or as part or all of their regular annual grant of RSUs. This program did not provide above-market or preferential earnings (as defined by SEC rules).

In December 2014, the Board adopted formal stock ownership guidelines applicable to both senior management and directors. Directors are expected to maintain stock ownership equal to five times the Board annual cash retainer within five years of their election as a director. In addition to shares owned by the directors, outstanding RSUs and vested but deferred RSUs are counted toward the ownership guidelines. With the exception of Mr. Khandaker, who joined the Board in September 2025, all non-employee directors maintain stock ownership in excess of the Board's stock ownership guidelines as of the Record Date (based on the 200-day average daily closing price of a share of the Company's common stock on the NYSE as of such date).

The following table sets forth the compensation paid to the Company's directors in fiscal 2026. Mr. Wood also served as a director for the duration of fiscal 2026, but his compensation is discussed within the various tables included within the Compensation Discussion and Analysis contained within this Proxy Statement.

DIRECTOR COMPENSATION

1
Name	Fees Earned or Paid in Cash ($)		Stock Awards ($) (1)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Robert E. Brunner	170,000		130,000	(2)	—	—	—	—	300,000

Michael N. Christodolou	85,000		130,000		—	—	—	—	215,000

Pablo Di Si	16,764	(3)	215,000	(2)(3)	—	—	—	—	231,764

Jahidul H. Khandaker(4)	81,731		130,000	(2)	—	—	—	—	211,731

Mary A. Lindsey	105,000		130,000	(2)	—	—	—	—	235,000

Consuelo E. Madere	85,000		130,000	(2)	—	—	—	—	215,000

David B. Rayburn	100,000		130,000		—	—	—	—	230,000

(1)
These awards consist of RSUs granted in fiscal 2026 under the Company's 2025 Long-Term Incentive Plan. Except as otherwise set forth in this table, these RSUs vested on November 1, 2026.
(2)
These RSUs vested on November 1, 2026 but have been deferred pursuant to an election permitted by the Lindsay Directors Plan. The non-employee director shall have no voting rights with respect to the shares associated with such deferred RSUs while they remain deferred.
(3)
With respect to his Board service from and after the Fiscal 2023 Annual Meeting, Mr. Di Si elected to receive his annual cash retainer in the form of RSUs.
(4)
Mr. Khandaker was appointed to the Board of Directors effective September 15, 2025.

PROPOSAL 1 ELECTION OF DIRECTORS

Compensation Committee Interlocks and Insider Participation

During fiscal 2026, there were no compensation committee interlocks and no insider participation in compensation decisions that were required to be reported under the rules and regulations of the Exchange Act.

Report of the Audit Committee

The following report of the Audit Committee shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall this report be incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The Audit Committee is comprised of Mary A. Lindsey (as Chairperson), Michael N. Christodolou, Jahidul H. Khandaker, Consuelo E. Madere, and David B. Rayburn, each of whom is an independent director of the Company under the rules adopted by the Securities and Exchange Commission ("SEC") and the New York Stock Exchange.

The Company's management is responsible for the preparation of the Company's financial statements and for maintaining an adequate system of internal controls and processes for that purpose. KPMG LLP ("KPMG") acts as the Company's independent registered public accounting firm and they are responsible for conducting an independent audit of the Company's annual financial statements and effectiveness of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (the "PCAOB") and issuing reports on the results of their audits. The Audit Committee is responsible for providing independent, objective oversight of both of these processes.

The Audit Committee has reviewed and discussed the audited financial statements for the year ended August 31, 2026 with management of the Company and with representatives of KPMG. Our discussions with KPMG also included the matters required to be discussed by the applicable requirements of the PCAOB and the SEC.

In addition, the Audit Committee reviewed the independence of KPMG. We have discussed KPMG's independence with them and have received written disclosures and a letter from KPMG regarding their independence as required by the applicable requirements of the PCAOB regarding the independent accountant's communications with the audit committee concerning independence.

Based on the reviews and discussions described above, the Audit Committee has recommended to the full Board of Directors that the audited financial statements of the Company for the year ended August 31, 2026 be included in the Company's Annual Report on Form 10-K for filing with the SEC.

Mary A. Lindsey, Chairperson

Michael N. Christodolou

Jahidul H. Khandaker

Consuelo E. Madere

David B. Rayburn

PROPOSAL 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposal 2 Ratification of Appointment of
Independent Registered Public
Accounting Firm

KPMG LLP, the Company's independent registered public accounting firm since 2001, has been appointed by the Audit Committee as the independent registered public accounting firm for the Company and its subsidiaries for the fiscal year ending August 31, 2027. This appointment is being presented to the stockholders for ratification. The ratification of the appointment of the independent registered public accounting firm requires the affirmative vote of the holders of a majority of the votes cast virtually or by proxy by persons entitled to vote at the Annual Meeting. Abstentions and broker non-votes will not be considered votes cast with respect to ratification of the appointment and will not be counted as votes for or against the ratification. Consequently, abstentions and broker non-votes will have no effect on the outcome of the vote on this proposal.

If stockholders fail to ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm, the Audit Committee will reconsider whether to retain KPMG LLP, but may ultimately decide to retain the firm. Any decision to retain KPMG LLP or another independent registered public accounting firm will be made by the Audit Committee and will not be resubmitted to stockholders. In addition, even if stockholders ratify the appointment of KPMG LLP, the Audit Committee retains the right to appoint a different independent registered public accounting firm for fiscal 2027 if it determines that it would be in the Company's best interests.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING AUGUST 31, 2027.

Representatives of KPMG LLP are expected to be present at the Annual Meeting and will be provided an opportunity to make a statement and to respond to appropriate inquiries from stockholders present virtually at the Annual Meeting.

Accounting Fees and Services

The following table sets forth the aggregate fees for professional services rendered by KPMG LLP for each of the last two fiscal years:

Category of Fee	Fiscal 2026	Fiscal 2025

Audit Fees(1)	$1,709,485	$1,725,057

Audit-Related Fees(2)	8,000	8,000

Tax Fees	—	—

All Other Fees	—	—

Total Fees	$1,717,485	$1,733,057

(1)
Audit fees consist of the audit of the Company's fiscal 2026 and fiscal 2025 annual financial statements and review of the Company's quarterly financial statements during fiscal 2026 and fiscal 2025.
(2)
Audit-related fees were for review of agreed-upon procedures relating to certain environmental matters in fiscal 2026 and fiscal 2025.

As provided in its Charter, the Audit Committee must pre-approve all services provided to the Company by its independent auditor. The Audit Committee approved all services provided by KPMG LLP to the Company in fiscal 2026 and determined that the services listed above did not adversely affect KPMG LLP's independence in providing audit services.

PROPOSAL 3 ADVISORY VOTE ON EXECUTIVE COMPENSATION

Proposal 3 Advisory Vote on Executive Compensation

Section 951 of the Dodd-Frank Act added Section 14A to the Exchange Act, which requires, among other things, that companies with publicly traded securities, such as Lindsay Corporation, take a separate non-binding vote at their annual meeting of stockholders to consider a resolution to approve the compensation of their named executive officers as disclosed in the proxy statement for the annual meeting in accordance with SEC regulations. To that end, the Board of Directors has submitted the following resolution to be voted on by the Company's stockholders at the Annual Meeting:

"The stockholders of Lindsay Corporation hereby approve the compensation of the Company's Named Executive Officers as described in the definitive Proxy Statement relating to the Company's Fiscal 2027 Annual Meeting of Stockholders, including the sections thereof entitled 'Executive Compensation' and 'Compensation Discussion and Analysis'."

As described in the Compensation Discussion and Analysis section, the overall goal of the Company's compensation policy is to maximize stockholder value by attracting, retaining and motivating the executive officers who are critical to the Company's long-term success. It is also the belief of the Board of Directors that executive compensation should be designed to promote both the short-term and long-term goals of the Company and, accordingly, an important component of the Company's executive compensation philosophy is to closely align the financial interests of the Company's executive officers with those of the Company's stockholders. The Board and the Human Resources and Compensation Committee have a strong focus on paying for performance, with targeted incentive compensation for Named Executive Officers being over half of their total target compensation. Stockholders are encouraged to carefully review the "COMPENSATION DISCUSSION AND ANALYSIS" and "EXECUTIVE COMPENSATION" sections of this Proxy Statement for a detailed discussion of the Company's executive compensation program.

The vote on the compensation of the Company's Named Executive Officers is non-binding and does not require the Company to make any specific changes to the compensation of its Named Executive Officers or take any other action if the resolution is not approved by stockholders. However, the Board of Directors values and encourages constructive input from stockholders regarding the Company's compensation philosophy, policies and practices and believes that stockholder feedback on executive compensation provided by this non-binding vote can provide the Board and the Human Resources and Compensation Committee with useful information on investor sentiment about these important matters. The Board of Directors and the Human Resources and Compensation Committee will review the voting results and, to the extent there is a negative vote on this proposal, the Board of Directors expects to consider a number of steps, including consulting with significant stockholders to better understand the concerns that influenced the vote. The Board and the Human Resources and Compensation Committee intend to consider all constructive feedback obtained through this "say-on-pay" process in making future decisions regarding the compensation of the Company's Named Executive Officers.

The Company's stockholders have previously determined to take a non-binding vote to approve the compensation of the Company's executive officers every year, and the Company's stockholders approved the "say on pay" resolution presented at the Company's Fiscal 2026 Annual Meeting of Stockholders with a vote of approximately 93% of the votes cast on the proposal. The Human Resources and Compensation Committee believes the results of the Fiscal 2026 "say on pay" vote were a confirmation that the stockholders were in general agreement with the Human Resources and Compensation Committee's compensation philosophy.

The proposal to approve the resolution regarding the compensation of the Named Executive Officers will be deemed to be approved if a greater number of votes cast by persons entitled to vote at the Annual Meeting are voted in favor of the resolution than are voted against the resolution. Consequently, abstentions and broker non-votes will have no effect on the outcome of the vote on this resolution.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RESOLUTION TO APPROVE THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS.

PROPOSAL 4 APPROVAL OF THE AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO DECLASSIFY OUR BOARD OF DIRECTORS

Proposal 4 Approval of the Amendment to the Company’s Certificate of Incorporation to Declassify Our Board of Directors

The Company’s current Certificate of Incorporation requires that our Board be divided into three classes of directors that are each elected to the Board on a staggered basis for three-year terms.

We are asking our stockholders to approve an amendment to Article FIFTH of the Company’s Certificate of Incorporation to provide for the phased declassification of our Board of Directors (the “Charter Amendment”). We are separately asking our stockholders to approve a conforming amendment to Section 3.1 of the Company’s By-Laws (the “Bylaw Amendment” and, together with the Charter Amendment, the “Declassification Amendments”).

On November 4, 2026, the Company entered into the Cooperation Agreement with Vision One, a stockholder of the Company. In connection with the Cooperation Agreement, our Board agreed to take all necessary actions to declassify the Board, including asking our stockholders to approve the Declassification Amendments.

Our Board recognizes that a classified board structure may offer several advantages, such as promoting board stability and continuity, providing a greater opportunity to protect the interests of stockholders in the event of an unsolicited takeover offer and reinforcing a commitment to long-term perspectives and value creation for our stockholders. Our Board also recognizes that a classified structure can be viewed as diminishing directors’ accountability to stockholders because such a structure does not enable stockholders to express a view on each individual director’s performance and on the entire board of directors by means of an annual vote. Moreover, many institutional investors consider the annual election of directors to be a governance best practice and, therefore, support declassification. Public companies with classified boards also face increased scrutiny from proxy advisory firms.

Accordingly, upon the recommendation of the Corporate Governance and Nominating Committee, our Board has unanimously determined that it is in the best interests of the Company and our stockholders to amend our Certificate of Incorporation and By-Laws to provide for the declassification of the Board. Our Board has unanimously adopted a resolution approving the Declassification Amendments, declaring their advisability and directing that they be submitted to our stockholders for their consideration and approval at the Annual Meeting.

This description of the proposed changes to the Company’s Certificate of Incorporation and By-Laws is qualified in its entirety by reference to the full text of the Charter Amendment and Bylaw Amendment, which are set forth in Appendix A and Appendix B of this Proxy Statement, respectively.

Effect of the Declassification Amendments if Approved

If and when fully implemented, Board declassification would permit stockholders to vote annually for all directors. If the Declassification Amendments are approved by our stockholders, then declassification of the Board would be phased in over a period of three years and three annual meetings of stockholders, beginning with the Fiscal 2028 Annual Meeting and concluding at the Fiscal 2030 Annual Meeting.

Directors elected at the Fiscal 2028 Annual Meeting would be elected to one-year terms expiring at the Fiscal 2029 Annual Meeting, and at each subsequent annual meeting of stockholders, directors would be elected for one-year terms as their respective terms expire. However, any director elected or appointed to the Board before the Fiscal 2028 Annual Meeting, including those elected at this Annual Meeting, would complete the remainder of his or her respective term. Similarly, any director elected or appointed to fill a vacancy opened by the departure of a director serving a classified term would serve the remainder of such departed director’s term. Declassification of the Board would be complete as of the conclusion of the Fiscal 2030 Annual Meeting, and, as of that year and going forward, all directors would serve one-year terms.

The Declassification Amendments would not change the number of directors on our Board, or the Board’s authority to change that number and to fill any vacancies or newly created directorships.

PROPOSAL 4 APPROVAL OF THE AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO DECLASSIFY OUR BOARD OF DIRECTORS

If the Declassification Amendments are approved by our stockholders at the Annual Meeting, then we intend to file the Charter Amendment with the Secretary of State of the State of Delaware promptly following the Annual Meeting. The Charter Amendment will become effective upon filing, and the Bylaw Amendment will become effective concurrently with the effectiveness of the Charter Amendment.

Effect of the Declassification Amendments if Not Approved

If the Declassification Amendments are not approved by our stockholders, then our Board will remain classified with directors serving staggered, three-year terms.

Vote Required

Approval of the Charter Amendment requires the affirmative vote of holders of at least two-thirds (66 2/3%) of the voting power of all of the then-outstanding shares of the capital stock entitled to vote generally in the election of directors, voting together as a single class. Abstentions and broker non-votes (if any) will have the same effect as votes “against” this proposal. Accordingly, it is very important that stockholders vote their shares on this proposal.

If either the Charter Amendment or the Bylaw Amendment is not approved, neither amendment will be implemented, and the Board will remain classified under the current Certificate of Incorporation and By-Laws. Approval of Proposals 1 through 3 is not conditioned on approval of either the Charter Amendment or the Bylaw Amendment.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO APPROVE THE CHARTER AMENDMENT.

PROPOSAL 5 APPROVAL OF THE AMENDMENT TO THE COMPANY’S BY-LAWS TO DECLASSIFY OUR BOARD OF DIRECTORS

Proposal 5 Approval of the Amendment to the Company’s By-Laws to Declassify Our Board of Directors

We are asking our stockholders to approve the Bylaw Amendment, which would amend Section 3.1 and Section 3.2 of our By-Laws to conform to the Charter Amendment described in Proposal 4 and provide for the phased declassification of the Board. As described in Proposal 4, implementation of the Declassification Amendments is conditioned on stockholder approval of both Proposals 4 and 5.

On November 4, 2026, the Board unanimously approved the Bylaw Amendment for submission to stockholders and recommended that stockholders approve it at the Annual Meeting. For the reasons described in Proposal 4, the Board believes that the proposed phased declassification is in the best interests of the Company and its stockholders.

If the Declassification Amendments are approved and implemented, the Bylaw Amendment would provide for the same phased transition to annual director elections described in Proposal 4. Directors elected at the Fiscal 2028 Annual Meeting would be elected to one-year terms expiring at the Fiscal 2029 Annual Meeting, and at each subsequent annual meeting of stockholders, directors would be elected for one-year terms as their respective terms expire. However, any director elected or appointed to the Board before the Fiscal 2028 Annual Meeting, including those elected at this Annual Meeting, would complete the remainder of his or her respective term.

Similarly, any director elected or appointed to fill a vacancy opened by the departure of a director serving a classified term would serve the remainder of such departed director’s term. Declassification of the Board would be complete as of the conclusion of the Fiscal 2030 Annual Meeting, and, as of that year and going forward, all directors would serve one-year terms.

No provision of the By-Laws other than Section 3.1 and Section 3.2 would be amended.

See Proposal 4 for additional information regarding the phased transition to annual elections and the effects of the Declassification Amendments on the Company’s governance structure. This description of the proposed changes to the Company’s Certificate of Incorporation and By-Laws is qualified in its entirety by reference to the full text of the Charter Amendment and Bylaw Amendment, which are set forth in Appendix A and Appendix B of this Proxy Statement, respectively.

Vote Required

Approval of the Bylaw Amendment requires the affirmative vote of holders of at least two-thirds (66 2/3%) of the voting power of all of the then outstanding shares of the capital stock entitled to vote generally in the election of directors, voting together as a single class. Abstentions and broker non-votes (if any) will have the same effect as votes “against” this proposal. Accordingly, it is very important that stockholders vote their shares on this proposal.

If either the Charter Amendment or the Bylaw Amendment is not approved, neither amendment will be implemented, and the Board will remain classified under the current Certificate of Incorporation and By-Laws. Approval of Proposals 1 through 3 is not conditioned on approval of either the Charter Amendment or the Bylaw Amendment.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO APPROVE THE BYLAW AMENDMENT.

SUBMISSION OF STOCKHOLDER PROPOSALS

Submission of Stockholder Proposals at the Fiscal 2028 Annual Meeting

A stockholder who desires to present a proposal pursuant to Rule 14a-8 under the Exchange Act, to be included in the proxy statement for, and voted on by the stockholders at, the Fiscal 2028 Annual Meeting, as and to the extent such rule may be in effect at the applicable time with respect to such meeting, must submit such proposal in writing, including all supporting materials, to the Company at its principal executive offices no later than [●] (120 days prior to the anniversary of the date this year’s proxy statement was released to stockholders in connection with the Annual Meeting) and meet all other requirements for inclusion in the proxy statement.

A stockholder who intends to (i) nominate a person for election to the Board at the Fiscal 2028 Annual Meeting or (ii) present a proposal for business to be considered at the Fiscal 2028 Annual Meeting but does not seek inclusion of that proposal in the Company’s proxy statement must comply with the By-Laws. Pursuant to Section 2.11 of the By-Laws, nominations for directors or stockholder proposals submitted for presentation at the Fiscal 2028 Annual Meeting must have been received by the Secretary of the Company at its principal executive offices no earlier than September 7, 2027 and no later than October 7, 2027. Any such nominations or proposals must be in accordance with the requirements and procedures outlined in the Company's By-Laws. In addition to and without limiting or superseding the requirements under the By-Laws, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 of the Exchange Act no later than November 8, 2027, unless the date of the Fiscal 2028 Annual Meeting has changed by more than 30 days from the previous year, in which case the notice must be provided by the later of 60 calendar days prior to the date of the Fiscal 2028 Annual Meeting or the 10th calendar day following the day on which public announcement of the date of the Fiscal 2028 Annual Meeting is first made.

OTHER MATTERS

Other Matters

Management does not intend to bring before the Annual Meeting any matters other than those disclosed in the Notice of Annual Meeting of Stockholders, and it does not know of any business which persons, other than management, intend to present at the Annual Meeting. The proxy for the Annual Meeting confers discretionary authority on the persons named as proxies to vote on any matter properly presented for consideration at the Annual Meeting if the Company did not receive written notice of the matter on or before October 8, 2026. Appraisal or similar dissenters’ rights are not applicable to any of the matters being voted upon at the Annual Meeting.

The Company will bear the cost of soliciting proxies. To the extent necessary, proxies may also be solicited by directors, officers and employees of the Company in person, by telephone or through other forms of communication, but such persons will not receive any additional compensation for such solicitation. In addition, the Company will supply banks, brokers, dealers and other custodians, nominees and fiduciaries with proxy materials to enable them to send a copy of such materials by mail to each beneficial owner of shares of the Company's common stock which they hold of record and will, upon request, reimburse them for their reasonable expenses in so doing. Additionally, the Company has retained Saratoga Proxy Consulting, LLC (“Saratoga”), a proxy solicitation firm, which may solicit proxies on the Board’s behalf. The Company expects to pay Saratoga $[●] for proxy solicitation services at the Annual Meeting.

Stockholders and other interested parties may communicate with the Chairperson of the Board of Directors, the Chairperson of the Audit Committee, Human Resources and Compensation Committee, or Corporate Governance and Nominating Committee, or any individual director by sending a letter to the attention of the appropriate person (which may be marked as confidential) addressed to the Secretary of the Company. All communications received by the Secretary will be forwarded to the appropriate Board member. In addition, it is the policy of the Board of Directors that the Company's directors shall attend and will generally be available to take questions from stockholders at the Annual Meeting of Stockholders, whenever possible. All Board members attended last year's Annual Meeting.

If you are a stockholder of record and share an address with another stockholder of record, each stockholder at your address may not by default receive his or her own separate copy of the Notice of Internet Availability, annual report or proxy materials. Stockholders may request to receive separate or additional copies of the Notice of Internet Availability, annual report or proxy materials by writing to 18135 Burke Street, Suite 100, Omaha, Nebraska 68022 Attention: Corporate Secretary or by calling (402) 829-6800. Upon such written or oral request, we will deliver promptly a separate copy of the Notice of Internet Availability and, if applicable, our annual report or proxy materials, to any stockholder at a shared address to which we delivered a single copy of any of these materials. Stockholders who share an address and receive multiple copies of the Notice of Internet Availability or proxy materials can also request to receive a single copy by following the instructions above. The Company's Annual Report, including the Form 10-K and financial statements filed by the Company with the SEC, is being made available, together with this Proxy Statement, to all stockholders entitled to vote at the Annual Meeting. However, the Annual Report is not to be considered part of this proxy solicitation material.

By Order of the Board of Directors

/s/ ERIC R. ARNESON
Eric R. Arneson, Secretary

Omaha, Nebraska
November [●], 2026

APPENDIX A

APPENDIX A

Certificate of Amendment to Restated Certificate of Incorporation of Lindsay Corporation

Lindsay Corporation, a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST: Pursuant to Section 242 of the General Corporation Law of the State of Delaware (the “DGCL”), the Board of Directors of the Corporation duly adopted resolutions recommending and declaring advisable that the Restated Certificate of Incorporation of the Corporation (as amended and restated, the “Certificate of Incorporation”) be amended and directing that such amendment be submitted to the stockholders of the Corporation for their consideration, as follows:

ARTICLE FIFTH of the Certificate of Incorporation shall be amended and restated in its entirety to read as follows:

“A. Number, Election and Terms of Directors.

Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board (as defined in Article EIGHTH).

The directors elected prior to the fiscal 2028 annual meeting of stockholders, other than those who may be elected by the holders of any series of Preferred Stock under specified circumstances, shall be divided, with respect to the time for which they severally hold office, into three classes whose size shall be as nearly equal as possible. Except as otherwise provided in this Article FIFTH, at each annual meeting of stockholders, prior to the fiscal 2028 annual meeting of stockholders, (i) directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified and (ii), if authorized by a resolution of the Board of Directors, directors may be elected by the stockholders to fill any vacancy on the Board of Directors, regardless of how such vacancy was created.

Each director elected at and after the fiscal 2028 annual meeting of stockholders shall hold office for a term expiring at the later of (x) the next annual meeting of stockholders and (y) the date on which his or her respective successor shall have been duly elected and qualified, subject to death, resignation, retirement, disqualification or removal from office, such that the Board of Directors shall be fully declassified, with no separate classes of directors, at the conclusion of the fiscal 2030 annual meeting of stockholders. Nothing in this Article FIFTH shall shorten any director’s then‑unexpired term.

B. Stockholder Nomination of Director Candidates and Introduction of Business.

Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the By-Laws of the Corporation.

C. Newly Created Directorships and Vacancies.

Subject to the rights of the holders of any series of Preferred Stock, and unless the Board of Directors otherwise determines, newly created directorships resulting from expansion of the size of the Board, death, resignation, retirement, disqualification, removal from office or other cause may be filled by a majority vote of the directors then in office, though less than a quorum.

A-1

APPENDIX A

Prior to the fiscal 2028 annual meeting of stockholders, directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which such new director shall have been chosen expires and until such director’s successor shall have been duly elected and qualified. Beginning at and after the fiscal 2028 annual meeting of stockholders, each director so chosen shall hold office for the unexpired portion of the term of such director's predecessor and until such director’s successor shall have been duly elected and qualified. Beginning at and after the fiscal 2030 annual meeting of stockholders, each director so chosen shall hold office until the next annual meeting of stockholders and until his or her successor shall have been duly elected and qualified.

No decrease in the number of authorized directors constituting the entire Board of Directors shall shorten the term of any incumbent director.

D. Removal.

Prior to the conclusion of the fiscal 2030 annual meeting of stockholders, subject to the rights of the holders of any series of Preferred Stock, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least sixty-six and two thirds percent (66-2/3%) of the voting power of all of the then‑outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors (the “Voting Stock”), voting together as a single class.

Following the conclusion of the fiscal 2030 annual meeting of stockholders, subject to the rights of the holders of any series of Preferred Stock, any director, or the entire Board of Directors, may be removed from office at any time, with or without cause by the affirmative vote of the holders of at least sixty-six and two thirds percent (66-2/3%) of the Voting Stock, voting together as a single class.

E. Amendment, Repeal or Alteration.

Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law, this Certificate of Incorporation or any Preferred Stock Designation, the affirmative vote of the holders of at least sixty-six and two thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal this Article FIFTH.”

SECOND: The stockholders of the Corporation duly approved such amendment at an annual meeting of the stockholders of the Corporation in accordance with the applicable provisions of Section 242 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Restated Certificate of Incorporation to be executed by its duly authorized officer on this the   day of November, 2026.

/s/ [●]
[●]
Authorized Officer

A-2

APPENDIX B

APPENDIX B

Article III, Sections 3.1 and 3.2 of the Bylaws of Lindsay Corporation (the “Company”) are hereby amended and restated in their entirety, effective concurrently with the effectiveness of the amendment to Article FFITH of the Company’s Restated Certificate of Incorporation approved by the Company’s stockholders at its fiscal 2027 annual meeting of stockholders, to read as follows:

SECTION 3.1. Number, Term of Office and Election.

(a) Subject to the rights of the holders of any class or series of Preferred Stock to elect additional directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board.

(b) Prior to the fiscal 2028 annual meeting of stockholders, the directors, other than those who may be elected by the holders of any class or series of Preferred Stock, shall be divided, with respect to the time for which they severally hold office, into three classes, whose size shall be as equal as possible.

(c) Except as otherwise provided in this Section 3.1, at each annual meeting of stockholders, prior to the fiscal 2028 annual meeting of stockholders, (i) directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified and (ii), if authorized by a resolution of the Board of Directors, directors may be elected by the stockholders to fill any vacancy on the Board of Directors, regardless of how such vacancy was created. Each director elected at and after the fiscal 2028 annual meeting of stockholders shall hold office for a term expiring at the later of (x) the next annual meeting of stockholders and (y) the date on which his or her respective successor shall have been duly elected and qualified, subject to death, resignation, retirement, disqualification or removal from office, such that the Board of Directors shall be fully declassified, with no separate classes of directors, at the conclusion of the fiscal 2030 annual meeting of stockholders. Nothing in this Section 3.1 shall shorten any director’s then-unexpired term.

(d) Directors need not be stockholders of this Company nor residents of the State of Delaware.

SECTION 3.2. Resignations, Vacancies and Removal.

(a) Any director may resign at any time by giving written notice to the Board of Directors or to the Chairperson of the Board. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

(b) Subject to the rights of the holders of any class or series of Preferred Stock, and unless the Board of Directors otherwise determines by resolution, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall (i) prior to the fiscal 2028 annual meeting of stockholders, hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been chosen expires and until such director’s successor shall have been duly elected and qualified and (ii) beginning at and after the fiscal 2028 annual meeting of stockholders, each director so chosen shall hold office for the unexpired portion of the term of such director's predecessor and until such director’s successor shall have been duly elected and qualified. Beginning at and after the fiscal 2030 annual meeting of stockholders, each director so chosen shall hold office until the next annual meeting of stockholders and until his or her successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the Whole Board shall shorten the term of any incumbent director.

B-1

APPENDIX B

(c) Prior to the conclusion of the fiscal 2030 annual meeting of stockholders, subject to the rights of the holders of any class or series of Preferred Stock, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least sixty-six and two thirds percent (66-2/3%) of the voting power of all of the then‑outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors (the “Voting Stock”), voting together as a single class.

B-2

PRELIMINARY PROXY CARD— SUBJECT TO COMPLETION DATED NOVEMBER 13, 2026

LINDSAY CORPORATION 18135 BURKE ST., SUITE 100 OMAHA, NE 68022 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on January 4, 2027. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/LNN2027 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on January 4, 2027. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V81550-P38870 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY LINDSAY CORPORATION The Board of Directors Recommends a Vote FOR Items 1, 2, 3, 4, and 5. For Withhold For All All All Except To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. 1. Election of directors for term to expire at the Fiscal 2030 Annual Meeting of Stockholders: Nominees: 01) Robert E. Brunner 02) Marvin E. Washington 03) Randy A. Wood For Against Abstain 2. Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2027.3. Non-binding vote on resolution to approve the compensation of the Company’s named executive officers. 4. Approval of the amendment to the Company's Certificate of Incorporation to declassify our Board of Directors. 5. Approval of the amendment to the Company's By-laws to declassify our Board of Directors .6. To vote, in its discretion, upon any other business that may properly come before the Annual Meeting or any adjournment thereof which management did not have written notice of on October 8, 2026. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

PRELIMINARY PROXY CARD— SUBJECT TO COMPLETION DATED NOVEMBER 13, 2026

LINDSAY CORPORATION ANNUAL MEETING OF STOCKHOLDERS Tuesday, January 5, 2027 8:30 a.m. CST www.virtualshareholdermeeting.com/LNN2027 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and 2026 Annual Report are available at www.proxyvote.com. V81551-P38870 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF LINDSAY CORPORATION FOR USE ONLY AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JANUARY 5, 2027 AND AT ANY ADJOURNMENT THEREOF. The undersigned hereby appoints Brett R. Coburn and Eric R. Arneson, and each of them individually, as the undersigned’s proxies and agents, with full powers of substitution, and hereby authorizes each to represent the undersigned at the Annual Meeting of Stockholders of Lindsay Corporation (the "Company") to be held virtually via a live webcast at www.virtualshareholdermeeting.com/LNN2027, on Tuesday, January 5, 2027, at 8:30 a.m., Central Standard Time, and at any adjournment of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, in accordance with the instructions below and on the reverse hereof. This proxy is revocable and the undersigned may revoke it at any time prior to the Annual Meeting. Should the undersigned want to vote at the Annual Meeting or at any adjournment thereof, the undersigned may revoke this proxy by attending the meeting with their control number. The undersigned hereby acknowledges receipt of or access to the Proxy Statement for the Annual Meeting and the Company’s 2026 Annual Report to Stockholders prior to the signing of this proxy. THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF THE BOARD OF DIRECTORS’ NOMINEES FOR DIRECTOR, FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, FOR APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS, FOR APPROVAL OF THE AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO DECLASSIFY OUR BOARD OF DIRECTORS, AND FOR APPROVAL OF THE AMENDMENT TO THE COMPANY’S BY-LAWS TO DECLASSIFY OUR BOARD OF DIRECTORS. If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card Continued and to be signed on reverse side